UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES

EXCHANGE ACT OF 1934

(AMENDMENT NO. )

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ESCALADE, INCORPORATED

(Name of Registrant as Specified In Its Charter)

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ESCALADE, INCORPORATED

Notice of Annual Stockholders’ Meeting

May 17, 2017

4:00 p.m. Central Daylight Savings Time

Dear Stockholder:

You are cordially invited to attend our 2017 Annual Stockholders’ Meeting, which will be held at 4:00 p.m. Central Daylight Savings Time on Wednesday, May 17, 2017 at the principal executive offices of Escalade, Incorporated located at 817 Maxwell Avenue, Evansville, Indiana 47711.

We are holding the annual meeting for the following purposes:

1.	To elect to the Board seven (7) directors as set forth herein;

2.	To ratify the appointment of BKD, LLP as our independent registered public accounting firm for 2017;

3.	To approve the proposal to adopt the Escalade, Incorporated 2017 Incentive Plan, including issuance of shares of common stock authorized thereunder;

4.	To approve, by non-binding vote, the compensation of the Company’s named executive officers; and

5.	To transact such other business that may properly come before the meeting or any adjournment thereof.

These items are fully described in the proxy statement, which is part of this notice. We have not received notice of other matters that may be properly presented at the annual meeting.

To ensure that your vote is promptly recorded, please vote as soon as possible, even if you plan to attend the meeting in person. Please sign, mark and return the Proxy enclosed with this Notice at your earliest convenience.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE 2017 ANNUAL STOCKHOLDERS’ MEETING TO BE HELD ON WEDNESDAY, MAY 17, 2017.

The Company’s Notice of Annual Stockholders’ Meeting, Proxy Statement for the 2017 Annual Stockholders’ Meeting and Annual Report on Form 10-K is available at www.escaladeinc.com.

By order of the Board of Directors

Stephen R. Wawrin

VP Finance, CFO & Secretary

Evansville, Indiana	March 28, 2017

PROXY STATEMENT

The Board of Directors of Escalade, Incorporated (hereinafter referred to as "Escalade" or the "Company"), headquartered at 817 Maxwell Avenue, Evansville, Indiana 47711 Ph: (812) 467-4449, is soliciting proxies, the form of which is enclosed, for the Annual Meeting of Stockholders to be held on Wednesday, May 17, 2017 at 4:00 p.m. Central Daylight Savings Time. Each of the 14,345,528 shares of common stock outstanding on March 10, 2017 is entitled to one vote on all matters acted upon at the meeting and only stockholders of record on the books of the Company at the close of business on March 10, 2017 will be entitled to vote at the meeting, either in person or by proxy.

The shares represented by all properly executed proxies received by the Company will be voted as designated and each not designated will be voted affirmatively “For” the election of directors and Items 2, 3 and 4. Unless discretionary authority is withheld, all other matters coming before the meeting will be voted according to the best judgment of the proxies. Any proxy given by a stockholder of record may be revoked at any time before it is voted, by written notice to the Company’s Secretary, by execution of a later dated proxy, or by a personal vote at the Annual Meeting. This proxy statement is being mailed to stockholders on or about March 28, 2017.

The expense of soliciting proxies will be borne by the Company. Proxies will be solicited principally by mail, but may also be solicited by directors, officers, and other regular employees of the Company, who will receive no compensation in addition to their regular salaries. Bankers and others who hold stock in trust will be asked to send proxy materials to the beneficial owners of the stock, and the Company may reimburse them for their expenses.

The holders of a majority of the Company’s outstanding common stock must be present or represented by proxy at the Annual Meeting to constitute a quorum.

The seven (7) nominees receiving the greatest number of votes cast at the Annual Meeting upon the presence of a quorum will be elected as directors. A properly executed proxy marked “Withhold Authority to Vote” with respect to the election of one or more directors will not be voted with respect to the director or directors indicated, although it will be counted for purposes of determining whether there is a quorum present at the Annual Meeting. The persons named as proxies in the enclosed proxy will vote for the election of the nominees named below unless authority to vote is withheld.

For each other item presented at the Annual Meeting, the affirmative vote of the holders of a majority of the Company’s shares present or represented by proxy at the Annual Meeting and entitled to vote on the item will be required for approval. A properly executed proxy marked “Abstain” with respect to any such matter will be counted for purposes of determining whether there is a quorum present at the Annual Meeting and will have the effect of a negative vote.

If you hold your shares in “street name” through a broker or other nominee, your broker or nominee may not be permitted to exercise voting discretion with respect to some of the matters to be acted upon. Thus, if you do not give your broker or nominee specific instructions, your shares may not be voted on those matters and will not be counted in determining the number of shares necessary for approval. Shares represented by such “broker non-votes” will be counted in determining whether there is a quorum, but will not be counted as present for purposes of voting on such matters and will have no effect on the outcome.

The Annual Report of the Company for its fiscal year 2016 is being mailed to you with this proxy statement, but such Annual Report, which includes the Company’s Form 10-K for the Company’s 2016 fiscal year and related financial statements, are not a part of this proxy statement.

CERTAIN BENEFICIAL OWNERS

Under Rule 13(d) of the Securities Exchange Act of 1934, a beneficial owner of a security is any person who directly or indirectly has or shares voting power or investment power over such security. Such beneficial owner under this definition need not enjoy the economic benefit of such securities. The following table sets forth certain information regarding beneficial ownership of the Company's common stock by its directors, named executive officers (as defined under “Compensation Philosophy” on page 21), and by each person or group of affiliated persons known by us to own beneficially more than 5% of our outstanding common stock. The percentage of beneficial ownership is based on 14,345,528 shares outstanding on March 10, 2017. In preparing the following table, we relied upon statements filed with the SEC by beneficial owners of more than 5% of the outstanding shares of our common stock pursuant to Section 13(d) or 13(g) of the Exchange Act.

Name and Address Of Beneficial Owner (1)	Number of Common Shares Beneficially Owned		Percentage Of Class

Richard D. White Chairman of the Board	146,154	(2)	1.0	%(2)

David L. Fetherman President & Chief Executive Officer	111,979	(3)	0.8	%(3)

Stephen R. Wawrin Vice-President Finance & Chief Financial Officer	10,359	(4)	0.1	%(4)

Patrick J. Griffin Vice-President Corporate Development & Investor Relations	1,789,398	(5)	12.5	%(5)

George Savitsky Director	53,325	(6)	0.4	%(6)

Edward E. Williams Director	512,754	(7)	3.6	%(7)

Richard F. Baalmann, Jr. Director	86,201	(8)	0.6	%(8)

Walter P. Glazer, Jr. Director	156,738	(9)	1.1	%(9)

All Directors and Executive Officers as a Group (8 Individuals)	2,866,908		20.0%

Other 5% Stockholders

Robert E. Griffin	2,252,610	(10)	15.7	%(10)
Andrew and Charmenz Guagenti 2641 N. Cullen Avenue Evansville, Indiana 47715	1,036,228	(11)	7.2	%(11)

(1)	Except as otherwise noted, the address of each beneficial owner listed in the table is c/o Escalade, Inc., at 817 Maxwell Avenue, Evansville, Indiana 47711.
(2)	Mr. White also has 4,175 restricted stock units that have not vested and are not included in this total.
(3)	Includes 4,000 shares of common stock issuable pursuant to presently exercisable stock options. Mr. Fetherman also has 21,400 restricted stock units that have not vested and are not included in this total.
(4)	Includes 3,000 shares of common stock issuable pursuant to presently exercisable stock options. Mr. Wawrin also has 10,916 restricted stock units that have not vested and are not included in this total.
(5)	Includes 1,278,465 shares held by a Family Limited Partnership, also reported in the ownership of Robert Griffin. Patrick Griffin also has 4,450 restricted stock units that have not vested and are not included in this total.
(6)	Includes 5,000 shares of common stock issuable pursuant to presently exercisable stock options. Mr. Savitsky also has 4,175 restricted stock units that have not vested and are not included in this total.
(7)	Includes 37,038 shares owned by Good Earth Tools, Inc., of which Mr. Williams owns 33% of the outstanding voting stock and is an executive officer, 337,302 shares owned by KPW Family Limited Partnership, of which Mr. Williams is one of three partners, and 14,999 shares owned by PAW Family Partnership LP, of which Mr. Williams is a general partner. Mr. Williams disclaims beneficial ownership of these shares. Also includes 5,000 shares of common stock issuable pursuant to presently exercisable stock options. Mr. Williams also has 4,175 restricted stock units that have not vested and are not included in this total.
(8)	Includes 5,000 shares of common stock issuable pursuant to presently exercisable stock options. Mr. Baalmann also has 4,175 restricted stock units that have not vested and are not included in this total.
(9)	Includes 147,238 shares held by Mr. Glazer directly, 1,000 shares of common stock issuable pursuant to restricted stock units that vest on April 27, 2017 and 8,500 shares owned by Mr. Glazer’s spouse. Mr. Glazer also has 4,175 restricted stock units that have not vested and are not included in this total.
(10)	Includes 674,145 shares held by Robert Griffin directly, 1,278,465 shares held by a Family Limited Partnership and 300,000 shares owned by Robert Griffin’s spouse. The shares in the Family Limited Partnership are also reported in the ownership of Patrick Griffin.
(11)	Includes 25,201 shares held by Mr. Guagenti, in his name, in his directed IRA, or as Trustee, and 25,571 shares owned by Mrs. Guagenti directly, in her directed IRA, or as Trustee. Mr. Guagenti is also the beneficial owner of 985,456 shares held by partnerships for which he is the managing partner, of which he and Mrs. Guagenti own 486,411 shares and 375,084 shares, respectively, by virtue of their partnership interests therein. Mr. and Mrs. Guagenti each disclaim beneficial ownership of the shares held by the other.

ITEM NO. 1

ELECTION OF DIRECTORS

The Board of Directors currently has seven members and the Board has voted to keep the size of the Board at seven members. The nominees presented for election include current directors, Richard Baalmann, Jr., Patrick Griffin, David Fetherman, George Savitsky, Richard White, Edward Williams, and Walter Glazer, Jr. Each individual elected as a director at the 2017 Annual Meeting will serve a one year term, expiring at the 2018 Annual Meeting or until their successors are elected and qualified. The Board of Directors unanimously recommends that Messrs. Baalmann, Griffin, Fetherman, Savitsky, White, Williams, and Glazer be elected as directors.

Director candidates are nominated by the independent members of the Board of Directors, as the Company does not believe that it is necessary to have a separate Nominating Committee, as such nominations are handled by the full Board. The Board has determined that a potential candidate to be nominated to serve as a director should have the following primary attributes: high achievement expectations with regard to increasing stockholder value; uncompromising position on maintaining ethics; conservative attitude towards financial accounting and disclosure; and should be a stockholder of the Company to bring the perspective of a stockholder to the Board. The Board believes that the composition of the Board as a whole should reflect diversified experience, education and skills in manufacturing, consumer product sales and marketing, investment banking, accounting and finance, exporting to global markets, and knowledge of the Company’s culture. The Board further believes that gender, age and ethnic diversity can enhance the overall perspectives of the Board and of management. The Board takes all of these diversity factors into account when considering individual director candidates.

To date, the Board has not deemed it necessary to engage a third party search firm to assist in identifying suitable candidates for directors, but has the authority to do so in the future. No fees were paid to any such search firm in connection with the nominees for directors named in this proxy statement. The Board believes that the existing Board members and executive management of the Company have sufficient networks of business contacts that will likely form the candidate pool from which nominees will be identified. Once a candidate is identified, as many members of the Board as feasible will meet with such candidate and the Board as a whole subsequently will evaluate the candidates using the criteria outlined above. The independent Board members will then make the final determination of whether or not to nominate the candidate.

Under the Company’s Bylaws, director nominations may be brought at an annual meeting of stockholders only by or at the direction of the Board of Directors or by a stockholder entitled to vote who has submitted a nomination in accordance with the requirements of the Company’s Bylaws as in effect from time to time. To be timely under the Bylaws as now in effect, a stockholder notice must be delivered to the Company’s Secretary at the principal executive offices in Evansville, Indiana not less than ninety (90) days prior to the first anniversary of the preceding year’s annual meeting of stockholders. Under this provision, nominations for this year’s Annual Meeting were due by January 21, 2017. The Company has received no nominations for this Annual Meeting.

Information with respect to each of the current directors standing for re-election and nominees for the Board of Directors is set forth as follows:

David L. Fetherman

Nominee, Age 58, Director since 2015

Business Experience: President and Chief Executive Officer of the Company (since 2015) President of Escalade Sports (2012 – 2015), Vice President of Sales and Marketing of Escalade Sports (2007 – 2012). Vice President of Sales and Marketing of WM Barr (1997 – 2007). Sales Director at Armor All Home care (1995 -1997). Various management roles for Thompson & Formby, a subsidiary of The Kodak Company (1990 – 1995). Various sales and management roles with The Vendo Company (1980 – 1990).

Qualifications Relative to Service on the Company’s Board: Our Board concluded that Mr. Fetherman is qualified to serve as a board member because of his 35+ year career in various roles including Chief Executive Officer, President, and Vice President of Sales and Marketing. Mr. Fetherman’s experience within the Sports and Outdoor categories, along with several consumer products companies, brings a broad range of management skills to the leadership of Escalade.

Patrick J. Griffin

Nominee, Age 47, Director since 2009

Business Experience: Vice President, Corporate Development and Investor Relations for Escalade, Inc., since August 2012. Previously served as President of Martin Yale Group (August 2009-August 2012), Vice President Sales and Marketing, Martin Yale International (2007-2009) and successive product management roles at Escalade Sports (2002-2006). Director of Strategic Services for Edmondson/Quest (2000-2002). Director of Business Development for, Webcentric, Inc. and successively Network Commerce (1999-2000). Strategic Planning Associate for Koch Industries, Inc. (1998-1999). International marketing roles with PT Caraka Yasa in Jakarta, Indonesia (1997), Escalade Sports (1993-1995), and the United States Foreign Commercial Service in Singapore (1992-1993).

Qualifications Relative to Service on the Company’s Board: Our Board concluded that Mr. Griffin is qualified to serve as a board member because of his history with the Company, his previous position as President of Martin Yale Group and his experience in product management and strategic planning. Mr. Griffin also holds a Masters in Business Administration from the University of Michigan at Ann Arbor. Mr. Griffin’s board experience since 2007 includes Stiga Sports AB, a sporting goods company.

George Savitsky

Nominee, Age 78, Director since 2004

Business Experience: Founder of Savitsky, Satin & Bacon, a business management company specializing in managing the financial affairs of people in the entertainment industry (since 1990). Prior to founding Savitsky, Satin and Bacon, Mr. Savitsky, a Certified Public Accountant, was a partner in Laventhol and Horwath (1983-1990), a business manager for Plant and Cohen & Company (1978-1983), President of a wholly owned subsidiary of Ideal Toy Corp. (1973-1978), Controller and then Marketing Vice President of Tensor Corporation (1964-1973), and practicing Certified Public Accountant (1961-1964).

Qualifications Relative to Service on the Company’s Board: Our Board concluded that Mr. Savitsky is qualified to serve as a board member because of his background as a Certified Public Accountant, his financial experience and his marketing and manufacturing exposure in pool tables, table tennis tables and other sporting goods. Mr. Savitsky is considered an audit committee financial expert under SEC rules. During his tenure on the Board, Mr. Savitsky has gained a good working knowledge of the Company that provides efficiency and continuity to our Board. Mr. Savitsky serves on the Company’s Compensation Committee and also serves as Chairman of the Company’s Audit Committee.

Richard D. White

Nominee, Age 63, Director since 2004

Business Experience: Managing Director and head of the Private Equity and Special Products Department at Oppenheimer & Co. Inc., a leading investment bank and full service investment firm (since 2004). Founder and President of Aeolus Capital Group, LLC, an investment management company (2002-2004). Managing Director of CIBC Capital Partners, the private equity merchant banking division of Canadian Imperial Bank of Commerce (1997-2002), successor by acquisition to Oppenheimer & Co., Inc. Managing Director of Oppenheimer & Co., Inc. (1985-1997). Managing Director and Partner of Ardshiel, Inc., a private equity firm (1981-1985). Consultant in the Management Consulting Services department of Coopers & Lybrand (1978-1981).

Mr. White serves on the board and is Lead Director and Chairman of the Compensation Committee and member of the Audit and Nominating Committees of G-III Apparel Group, Ltd, a leading manufacturer and distributor of apparel (since 2003). Mr. White served as a Director of Lakes Entertainment, Inc., from 2006 to 2013 and Real Goods Solar, Inc. from 2013 to 2014.

Qualifications Relative to Service on the Company’s Board: Our Board concluded that Mr. White is qualified to serve as a board member because of his strong finance, accounting, strategic planning and investment management experience as well as his entrepreneurial disposition. Mr. White holds a Masters in Business Administration from the Wharton Graduate School of the University of Pennsylvania and a B.A. from Tufts University. He is considered an audit committee financial expert under SEC rules. During his tenure on the Board, Mr. White has gained a good working knowledge of the Company that provides efficiency and continuity to our Board. Mr. White currently serves as Chairman of the Company’s Board of Directors and serves on the Company’s Compensation Committee.

Edward E. Williams

Nominee, Age 56, Director since 2004

Business Experience: Founder and President of Ballast Tools, Incorporated, a manufacturer of railway track maintenance equipment with locations in U.S., Canada and England and worldwide distribution (since 1985). Vice President of Good Earth Tools, Inc., a specialty manufacturer of tungsten carbide protected wear parts located in Crystal City, Missouri (since 1984). Founder and President of Ever Extruder, LLC, a manufacturer and distributor of high production food processing equipment (since 2007).

Qualifications Relative to Service on the Company’s Board: Our Board concluded that Mr. Williams is qualified to serve as a board member because of his experience in entrepreneurial management, specifically in the manufacturing industry. In addition, Mr. Williams’ family owned one of the predecessor companies of Escalade, Incorporated, and Mr. Williams has a strong knowledge of the Company’s history. Mr. Williams brings a broad range of management, manufacturing, and sales skills to our Board. During his tenure on the Board, Mr. Williams has gained a good working knowledge of the Company that provides efficiency and continuity to our Board. He is considered an audit committee financial expert under SEC rules. Mr. Williams also serves on the Company’s Audit Committee and also serves as Chairman of the Company’s Compensation Committee.

Richard F. Baalmann, Jr.

Nominee, Age 57, Director since 2006

Business Experience: President of Bramm Inc., and related companies which operate ACE Hardware stores in the St. Louis, Missouri area (since 1988).

Qualifications Relative to Service on the Company’s Board: Our Board concluded that Mr. Baalmann is qualified to serve as a board member because of his 20+ year career in retail marketing and his experience having served on the Board of Ace Hardware Corporation where he acted as Chairman of the Audit and Supply Committees. During 1999-2008, Mr. Baalmann also served on the Nominating and Governance, Executive and Compensation Committees for Ace Hardware Corporation, where he has gained experience in GAAP and SEC compliance compensation policies and company strategic planning. He is considered an audit committee financial expert under SEC rules. Mr. Baalmann serves on the Company’s Compensation Committee and Audit Committee.

Walter P. Glazer, Jr

Nominee, Age 58, Director since 2015

Business Experience: Founder and Chief Executive Officer of Speedball Art Products Company, a manufacturer and worldwide distributor of fine art materials (since 1997). Senior Vice President, Equity Research Group at Wheat First Securities (1996-1997). Equity Securities Analyst and Director of Research, J.J.B. Hilliard, W.L. Lyons (1986-1995). Property/Casualty Underwriter and Marketing Representative, Crum & Forster (1981-1984).

Qualifications Relative to Service on the Company’s Board: Our Board concluded that Mr. Glazer is qualified to serve as a board member because of his background in securities analysis and his senior management experience in with manufacturing, consumer products sales and marketing, strategic planning, and capital allocation. Mr. Glazer has an MBA from the Darden School of Business, University of Virginia, a BBA in Risk Management from the University of Georgia, and is a Chartered Financial Analyst. Mr. Glazer is also considered an audit committee expert under SEC rules and serves on the Company’s Audit Committee.

While there is no reason to believe that any of the persons nominated will, prior to the date of the meeting, refuse or be unable to accept the nomination, should any person nominated so refuse or become unable to accept, it is the intention of the persons named in the proxy to vote for such other person or persons as the directors recommend.

The Board does not have a formal policy regarding director attendance at the Annual Meeting. Typically, the Board holds its annual organizational meeting directly following the Annual Meeting, which results in most directors being able to attend the Annual Meeting. All directors attended the 2016 Annual Meeting.

With the exceptions of Messrs. David Fetherman and Patrick Griffin, who are executive officers of the Company, the Board has determined that all of the above named incumbent directors have met the independence standards of Rule 5605(a)(2) of the National Association of Securities Dealers listing standards.

The Board of Directors unanimously recommends that you vote “FOR” Proposal 1 relating to the election of directors.

ITEM NO. 2

RATIFICATION OF THE APPOINTMENT OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board of Directors proposes and recommends that the stockholders approve the selection by the Committee of BKD, LLP to serve as the Company’s independent registered public accounting firm for the Company for the Company’s fiscal year 2017. Action by the stockholders is not required by law in the appointment of an independent registered public accounting firm, but their appointment is submitted by the Audit Committee of the Board of Directors in order to give the stockholders a voice in the designation of auditors. If the proposal approving BKD, LLP as the Company's independent registered public accounting firm is rejected by the stockholders, then the Committee will reconsider its choice of independent auditors. Even if the proposal is approved, the Audit Committee in its discretion may direct the appointment of different independent auditors at any time during the year if it determines that such a change would be in the best interests of the Company and its stockholders.

Ratification of the appointment of BKD, LLP as our independent registered public accounting firm for 2017 requires the affirmative vote of a majority of the shares of common stock present in person or represented by proxy at the Annual Meeting and entitled to vote thereon. If you are a street name stockholder and do not vote your shares, your bank, broker or other nominee can vote your shares at its discretion on the proposal to ratify the appointment of the independent registered public accounting firm.

The Audit Committee of the Board of Directors unanimously recommends that you vote “FOR” Proposal 2 relating to the ratification of the appointment of the independent registered public accounting firm.

ITEM NO. 3

PROPOSAL TO APPROVE THE 2017 INCENTIVE PLAN

DESCRIPTION OF THE 2017 INCENTIVE PLAN

Subject to stockholder approval, the Company’s Board of Directors approved the Escalade, Incorporated 2017 Incentive Plan (the “Plan”) based on recommendation of the Plan by its Compensation Committee.

The following description sets forth the material terms of the Plan. It does not purport to be complete and is qualified in its entirety by reference to the provisions of the Plan attached as Annex 1 to this Proxy Statement. All capitalized terms which are not defined herein are defined in the Plan.

Purpose

The purpose of the Plan is to assist the Company and its Subsidiaries in attracting and retaining selected individuals to serve as employees, directors, consultants and/or advisors of the Company and its Subsidiaries who are expected to contribute to the Company's success. The Company believes that the Plan will incentivize participants in the Plan to achieve long-term objectives which will inure to the benefit of all stockholders of the Company through the additional incentives inherent in the Awards hereunder.

Administration

The Compensation Committee of the Board of Directors will administer the Plan. The Compensation Committee will be composed of no fewer than two directors, each of whom must be “independent” under applicable NASDAQ Stock Market listing rules (or such other principal stock exchange on which the Company’s common stock is then traded). The Committee has broad discretion and authority to, among other things, select the officers, employees, directors, consultants and advisors to whom awards may be granted, to determine the terms, conditions, form and amount of the awards, to establish, where deemed applicable, performance goals with respect to awards and to measure and certify the achievement thereof, and to establish guidelines and procedures relating to awards. The Committee will have full power to administer and interpret the Plan and to adopt or establish, and to modify or waive, rules, regulations, agreements, guidelines, procedures and instruments which it deems necessary or advisable for the administration and operation of the Plan. The Committee may delegate its authority to a committee of one or more directors of the Company or to one or more executive officers or a committee of executive officers the right to grant awards to employees who are not directors or executive officers of the Company and the authority to take action on behalf of the Committee pursuant to the Plan to cancel or suspend awards to employees who are not directors or executive officers of the Company.

Notwithstanding any provision of the Plan that may be construed to the contrary, the Committee may not accelerate the vesting of an award except in the case of a participant’s death or disability, the occurrence of a change in control, or as otherwise required by the Company’s contractual obligations entered into prior to stockholder approval of the Plan. Under the terms of the Plan, the Committee may not grant any award unless such award upon grant requires at least a one year vesting period, provided, however, the Committee may grant awards that vest in less than one year relating to an aggregate of five percent (5%) or less of the aggregate number of shares authorized for issuance under the Plan (which limitation shall be subject to adjustment as provided in Section 12.2) or that are granted to directors of the Company who elect to receive shares in lieu of cash compensation otherwise payable to directors.

Eligibility

Any officer, employee, director, consultant or advisor of the Company is eligible to receive an award under the Plan. As of December 31, 2016, there were approximately 492 employees of the Company and six non-employee directors of the Company and its subsidiaries and affiliates. The selection of participants and the nature and size of the awards is subject to the discretion of the Committee.

Shares Available for Issuance

The Plan provides that the total number of shares of common stock which may be issued pursuant to awards under the Plan is 1,500,000, plus any shares underlying outstanding awards under the Company’s 2007 Incentive Plan (the “Prior Plan”) which are subsequently forfeited, surrendered, terminated, canceled or expired without being exercised. As of March 10, 2017, a total of 161,598 shares are subject to outstanding and unexercised awards of stock options and restricted stock units granted under the Prior Plan. Regardless of whether the Plan is approved by the Company’s stockholders, no further grants will be made under the Prior Plan which expires by its terms on April 26, 2017.

To the extent that shares of common stock subject to an outstanding award under the Plan or the Prior Plan are not issued by reason of forfeiture, termination, surrender, cancellation, or expiration while unexercised of such award, then such shares shall again be available for issuance under the Plan. In the event that awards are exercised by reason of the tendering or withholding of shares to pay all or a portion of the exercise price or to satisfy all or a portion of the tax withholding obligations relating to the award, by reason of being settled in cash in lieu of shares or settled in a manner that some or all of the shares covered by the award are not issued to the participant, or are exchanged for a grant under the Plan that does not involve common stock, then such shares shall not be available for issuance under the Plan. The Committee may from time to time adopt and observe such procedures concerning the counting of shares against the Plan maximum as it may deem appropriate.

Shares of common stock issued in connection with awards that are assumed, converted or substituted pursuant to a merger, acquisition or similar transaction entered into by the Company or any of its subsidiaries shall not reduce the number of shares available to be issued under the Plan.

Of the shares authorized for issuance under the Plan, up to 90% may be issued with respect to awards which are not stock appreciation rights or stock options, and up to 1,500,000 shares may be issued pursuant to options which are incentive stock options under the Code. In addition, as required by Code Section 162(m), the Plan includes a limit of 200,000 shares of common stock as the maximum number of shares that may be subject to awards made to any one individual in any 36-month period. In addition to the foregoing, the maximum dollar value that may be earned by any participant in any 12-month period with respect to awards that are intended to comply with the performance-based exception under Code Section 162(m) and are denominated in cash is $2,000,000.

The source of common stock issued with respect to awards may be authorized but unissued shares or treasury shares. If the Company would reacquire shares in the open market using the proceeds of amounts received upon the exercise of awards, such reacquired shares shall not again be available for issuance under the Plan. In the event there is a change in the capital structure of the Company as a result of any stock dividend or split, recapitalization, merger, consolidation or spin-off or other corporate change affecting the common stock, the number of shares of common stock authorized for issuance, available for issuance or covered by any outstanding award and the price per share of any such award, and the various limitations described above, will be proportionately adjusted. Fractional shares will not be issued under the Plan.

Shares Authorized For Issuance Under Existing Equity Compensation Plans

The only outstanding awards under any equity compensation plan of the Company are awards made under the Prior Plan, which plan was approved by the Company’s shareholders at the 2007 Annual Meeting. As amended at the 2012 Annual Meeting, the aggregate number of shares that could have been issued under the Prior Plan was 2,500,000 shares. The following table provides information about such outstanding awards and the remaining shares available for issuance under the Prior Plan as of March 10, 2017. Based on the rate at which the Company made awards under the Prior Plan, the Company believes that the number of shares to be available for issuance under the Plan will be sufficient for the ten year duration of the Plan, subject to factors such as the Company’s growth that cannot be precisely estimated. The Company has not issued any equity awards under any compensation plan other than have been approved by the Company’s shareholders.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (1)	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans

Equity compensation plans approved by security holders	56,625	$10.46	1,057,414
Equity compensation plans not approved by security holders	--	--	--
Total	56,625		1,057,414

(1)	Does not include 112,560 shares subject to outstanding, unvested restricted stock awards.

Awards

A participant in the Plan is permitted to receive multiple grants of awards. The terms and provisions of a type of award with respect to any recipient need not be the same with respect to any other recipient of such award.

The following types of awards may be granted under the Plan:

Stock Options. Stock Options may be nonqualified stock options or incentive stock options that comply with Code Section 422. The exercise period for any stock option will be determined by the Committee at the time of grant. The exercise price per share for all shares of common stock issued pursuant to stock options under the Plan may not be less than 100% of the Fair Market Value of a share of common stock on the grant date. Each stock option may be exercised in whole, at any time, or in part, from time to time, after the grant becomes exercisable. The Plan limits the term of any stock option to 10 years, except in the event of death or disability. Unless otherwise approved by the Company’s stockholders, the Plan prohibits repricing of options.

Stock Appreciation Rights (“SARs”). The Committee may grant SARs independently of any stock option or other award or in tandem with all or any part of a stock option or other award granted under the Plan. Upon exercise, each SAR entitles a participant to receive an amount equal to the excess of the Fair Market Value (as defined in the Plan) of a share of common stock on the date the SAR is exercised over the Fair Market Value of a share of common stock on the date the SAR is granted. As determined by the Committee, the payment due upon exercise of an SAR may be made in shares of common stock having a Fair Market Value on the date of exercise equal to the amount due upon the exercise of the SAR, may be paid in cash, or in a combination. Upon exercise of an SAR granted in conjunction with a stock option, the option may be required to be surrendered.

Restricted Stock and Restricted Stock Units. An award of Restricted Stock is an award of shares of common stock that may not be sold or otherwise disposed of during a restricted period determined by the Committee. An award of Restricted Stock Units is an award of the right to receive a share of common stock after the expiration of a restricted period determined by the Committee. Restricted Stock that has vested may be voted by the recipient. To the extent provided by the Committee in the applicable award agreement, dividends on Restricted Stock and Restricted Stock Units that have vested may be payable to the recipient in cash or in additional Restricted Stock or Restricted Stock Units.

Other Share-Based Awards. The Committee may grant other awards of shares or other types of awards which may be based in whole or in part by reference to common stock or other property. Such awards may be payable upon the achievement of performance goals or such other terms and conditions as the Committee may prescribe.

Performance Cash, Performance Shares and Performance Units. Performance Cash, Performance Shares and Performance Units are awards of a fixed or variable number of shares or of dollar-denominated units that are earned by achievement of performance goals established by the Committee. If the applicable performance criteria are met, the shares are earned and become unrestricted with respect to Performance Shares or an amount is payable with respect to the Performance Units. The Committee may provide that a certain percentage of the number of Performance Shares or Units originally awarded may be earned based upon the attainment of the performance goals. Amounts earned under Performance Share and Performance Unit Awards may be paid in common stock, cash or a combination of both. During the applicable performance period for an award that has vested, the shares may be voted by the recipient and the recipient may be entitled to receive dividends on those shares, at the discretion of the Committee.

Performance Goals

Section 162(m) of the Code disallows federal income tax deductions for certain compensation in excess of $1,000,000 per year paid to each of the Company’s Chief Executive Officer and its other four most highly compensated executive officers (collectively, the “Covered Employees”). Under Section 162(m), compensation that qualifies as “other performance-based compensation” is not subject to the $1,000,000 deduction limit. In addition to the annual limitations on awards described above, another condition necessary to qualify certain incentive awards (other than SARs and stock options, which are treated as “other performance-based compensation”) as “other performance-based compensation” is that the material criteria relating to the performance goals under which the award is made must be disclosed to, and approved by, the stockholders of the Company before the incentive compensation is paid.

For those types of awards under the Plan intended to meet the definition of “other performance-based compensation” the Committee will establish performance goals with respect to an award based upon one or more of the following performance criteria: net sales; revenue; revenue growth or product revenue growth; operating income (before or after taxes); pre- or after-tax income (before or after allocation of corporate overhead and bonus); earnings per share; net income (before or after taxes); return on equity; total shareholder return; return on assets or net assets; appreciation in and/or maintenance of the price of the shares or any other publicly-traded securities of the Company; market share; gross profits; earnings (including earnings before taxes, earnings before interest and taxes, earnings before interest, taxes and amortization, or earnings before interest, taxes, depreciation and amortization); economic value-added models or equivalent metrics; comparisons with various stock market indices; reductions in costs; cash flow or cash flow per share (before or after dividends); return on capital (including return on total capital or return on invested capital); cash flow return on investment; improvement in or attainment of expense levels or working capital levels; operating margins, gross margins or cash margin; year-end cash; debt reductions; shareholder equity; market share; regulatory achievements; and implementation, completion or attainment of measurable objectives with respect to research, development, products or projects, production volume levels, acquisitions and divestitures and recruiting and maintaining personnel. Such performance goals also may be based solely by reference to the Company’s performance or the performance of a subsidiary, division, business segment or business unit of the Company, or based upon the relative performance of other companies or upon comparisons of any of the indicators of performance relative to other companies. The Committee may also include adjustments that include or exclude the effects of certain events, including without limitation, (a) changes in accounting standards or principles, tax law, or other such laws or provisions affecting reported results, significant acquisitions or divestitures, discontinued operations, judgments or settlements relating to litigation, arbitration or other disputed claims, (b) other unusual, infrequently occurring or unplanned items such as restructuring expenses, acquisition or divestiture expenses (including expenses relating to goodwill and other intangible assets), stock offerings, and stock repurchases, (c) an event either not directly related to the operations of the Company or not within the reasonable control of the Company’s management, or (d) the cumulative effects of tax or accounting changes in accordance with U.S. generally accepted accounting principles.

Such performance goals shall be set by the Committee within the time period prescribed by, and shall otherwise comply with the requirements of, Section 162(m) of the Code, and the regulations thereunder. Section 162(m) also requires that for compensation to be “performance-based, the Company must obtain stockholder approval every five years of the material terms for performance goals for such compensation. Accordingly, the Company will need to seek reapproval of the above or revised performance goals no later than the Company’s annual meeting of stockholders in 2022 if the Company desires to obtain tax deductions for performance-based compensation after that date.

At the end of each performance period for an award to Covered Employees, the Committee will determine and certify the extent to which the performance goal established for the performance period has been achieved and determine the amount to be paid, vested or delivered as a result thereof, provided the Committee may, in its sole discretion, reduce or eliminate such amount to the extent permitted under the Plan and applicable law.

Termination of Employment or Services

The Committee shall determine and set forth in each award agreement whether any awards granted in such award agreement will continue to be exercisable, and the terms of such exercise, on and after the date that a participant ceases to be employed by or to provide services to the Company or any subsidiary (including as a director or as a consultant), whether by reason of death, disability, voluntary or involuntary termination of employment or services, or otherwise. The date of termination of a participant’s employment or services will be determined by the Committee, which determination will be final.

Change in Control

Unless otherwise provided by the Committee in the applicable award agreement (including any amendment or modification thereof), upon a change in control of the Company, all awards based on the Company’s common stock shall immediately vest 100% and all performance-based awards shall be deemed earned and payable, to the extent of the greater of (a) a pro rata portion of the target amount of such performance award based upon the portion of the performance period then completed as of the date of the change in control, and (b) as determined by the Committee, the extent to which the performance criteria applicable to such performance award have been met during the applicable performance period up to and including the effective date of the change in control.

Other Provisions

In general, except to the extent provided by the Committee in the specific terms of an award or with respect to certain transfers of nonqualified stock options to certain family members or foundations for no value or other consideration, no award will be assignable or transferable except by will, the laws of descent and distribution.

The Committee may impose such restrictions and limitations on any awards granted under the Plan as it may deem advisable, including, but not limited to share ownership or holding period requirements and requirements to enter into or to comply with confidentiality, non-competition and other restrictive or similar covenants. Additionally, in accordance with the Company’s claw back policy, the Committee may specify in any award agreement that the participant’s rights, payments, and benefits with respect to an award shall be subject to reduction, cancellation, forfeiture, or recoupment (claw back) upon the occurrence of certain specified events, such as payments based on financial statements or performance metrics which are subsequently determined to be erroneous, in addition to any otherwise applicable vesting or performance conditions.

The receipt of payment of cash or the delivery of shares that would otherwise be due to a participant under an award may be deferred at the election of the participant pursuant to an applicable deferral plan or arrangement established by the Company or a subsidiary.

Effective Date, Amendment and Termination

If approved by the stockholders, the Plan will become effective as of the date of such approval and will remain in effect until all shares subject to the Plan have been purchased and/or acquired according to the provisions of the Plan, provided, however, that no awards may be granted on or after the tenth anniversary of such date. The Board of Directors may terminate the Plan at any time and may amend or modify the Plan from time to time provided that no such action shall materially adversely alter or impair any outstanding award without the consent of the participant affected thereby. In addition, unless approved by the Company’s stockholders, no amendment or modification may increase the number of shares of common stock which may be issued under the Plan (except pursuant to an adjustment related to a corporate change affecting the Common stock), expand the types of awards available to participants under the Plan, materially expand the class of persons eligible to participate in the Plan, delete or limit the provisions prohibiting the repricing of options or reduce the price at which shares may be offered under options, extend the termination date for making awards under the Plan, or become effective if such amendment or modification is required under the rules and regulations of the NASDAQ Stock Market or another national exchange on which the Common stock is then listed, or other applicable law, rules or regulations, to be approved by the stockholders.

The Committee may amend or modify any outstanding awards in any manner to the extent that the Committee would have had the authority under the Plan initially to make such award as so amended or modified, provided that no amendment or modification shall materially adversely alter or impair an outstanding award without the consent of the participant affected thereby.

Federal Income Tax Considerations

The following discussion is a summary of certain federal income tax consequences to participants who may receive grants of awards under the Plan. This discussion does not purport to be complete, and does not cover, among other things, state and local tax treatment.

Incentive Stock Options. No taxable income is realized by the participant upon exercise of an incentive stock option granted under the plan, and if no disposition of those shares is made by such participant within two years after the date of grant or within one year after the transfer of those shares to the participant, then (a) upon the sale of the shares, any amount realized in excess of the exercise price will be taxed as a long-term capital gain and any loss sustained will be taxed as a long-term capital loss, and (b) no deduction will be allowed to the Company for federal income tax purposes. Upon exercise of an incentive stock option, the participant may be subject to alternative minimum tax on certain items of tax preference.

If the shares of common stock acquired upon the exercise of an incentive stock option are disposed of prior to the expiration of the two-years-from-grant/one-year-from-transfer holding period, generally (a) the participant will realize ordinary income in the year of disposition in an amount equal to the excess (if any) of the fair market value of the shares at exercise (or, if less, the amount realized upon disposition of the shares) over the exercise price, and (b) the Company will be entitled to deduct such amount. Any additional gain or loss realized will be taxed as short-term or long-term capital gain or loss, as the case may be, and may not be deducted by the Company.

If an incentive stock option is exercised at a time when it no longer qualifies as an incentive stock option, the option will be treated as a nonqualified stock option. The maximum aggregate number of shares that may be issued as incentive stock options under the Plan is 1,500,000 shares, subject to adjustments as provided in the Plan.

Nonqualified Stock Options. For federal income tax purposes, no income is recognized by a participant upon the grant of a nonqualified stock option. Upon exercise, the participant will realize ordinary income in an amount equal to the excess of the Fair Market Value of a share of common stock on the date of exercise over the exercise price multiplied by the number of shares received pursuant to the exercise of such options. A subsequent sale or exchange of such shares will result in gain or loss measured by the difference between (a) the exercise price, increased by any compensation reported upon the participant’s exercise of the option and (b) the amount realized on such sale or exchange. Any gain or loss will be capital in nature if the shares were held as a capital asset and will be long-term if such shares were held for more than one year.

The Company generally is entitled to a deduction for compensation paid to a participant at the same time and in the same amount as the participant realizes compensation upon exercise of the option.

Stock Appreciation Rights. No taxable income is recognized by a participant upon the grant of a SAR under the Plan. Upon the exercise of an SAR, the participant will realize ordinary income in an amount equal to the fair market value of the shares of common stock received and the amount of cash received. Shares of common stock received upon the exercise of a SAR will, upon subsequent sale, be eligible for capital gain treatment, with the capital gain holding period commencing on the date of exercise of the SAR.

The Company generally is entitled to a deduction for compensation paid to a participant at the same time and in the same amount as the participant realizes ordinary income upon exercise of the SAR.

Stock Awards. A recipient of Restricted Stock, Performance Shares or any other awards of shares of common stock generally will be subject to tax at ordinary income rates on the Fair Market Value of the common stock at the time the shares have been delivered and are no longer subject to forfeiture. A recipient who so elects under Section 83(b) of the Code within 30 days of the date of the grant of shares of common stock will have ordinary taxable income on the date of the grant equal to the Fair Market Value of the shares as if the shares were unrestricted or the shares were earned and could be sold immediately. If the shares subject to such election are forfeited, the recipient will not be entitled to any deduction, refund or loss for tax purposes with respect to the forfeited shares. Upon sale of the Restricted Shares or Performance Shares after the forfeiture period has expired, the holding period to determine whether the recipient has long-term or short-term capital gain or loss begins when the restriction period expires. If the recipient timely elects to be taxed as of the date of the grant, the holding period commences on the date of the grant and the tax basis will be equal to the Fair Market Value of the shares on the date of the grant as if the shares were then unrestricted and could be sold immediately. The Company generally is entitled to a deduction for compensation paid to a participant in the amount of ordinary income recognized by the participant.

Restricted Stock Units and Performance Units. A recipient of units will generally be subject to tax at ordinary income rates on the Fair Market Value of any common stock issued or cash paid pursuant to such an award, and the Company will generally be entitled to a deduction equal to the amount of the ordinary income realized by the recipient. The Fair Market Value of any common stock received will generally be included in income (and a corresponding deduction will generally be available to the Company) at the time of receipt. The capital gain or loss holding period for any common stock distributed under an award will begin when the recipient recognizes ordinary income in respect of that distribution.

Other Awards. A participant will recognize ordinary income upon receipt of cash pursuant to a cash award and the Company will generally be entitled to a deduction equal to the amount of the ordinary income realized by the recipient. The federal income tax consequences of other incentive awards will depend on how the awards are structured. Generally, the Company will be entitled to a deduction with respect to other incentive awards only to the extent that the recipient realizes compensation income in connection with such awards.

Compliance with Section 409A of the Code. The Plan is intended to comply and be administered in a manner that is intended to comply with Section 409A of the Code. To the extent that an award or the payment, settlement or deferral of an award is subject to Section 409A of the Code, the award shall be granted, paid, settled or deferred in a manner that will comply with Section 409A, including regulations or other guidance issued with respect thereto, except as otherwise determined by the Committee. Any provision of the Plan that would cause the grant of an award or the payment, settlement or deferral of an award to fail to satisfy Section 409A shall be amended to comply with Section 409A on a timely basis, which may be made on a retroactive basis, in accordance with regulations and other guidance issued under Section 409A.

New Plan Benefits

No determination has yet been made as to the amount or terms of any awards to be made under the Plan.

Vote Required

The affirmative vote of majority of the votes entitled to be cast by the holders of the Company’s Common stock present or represented at the Annual Meeting and entitled to vote thereon is required to approve the Plan. Abstentions will have the same effect as a vote cast against the proposal. Shares not voted by brokers and other entities holding shares on behalf of beneficial owners will have no effect on the outcome. Proxies received by the Company and not revoked prior to or at the Annual Meeting will be voted for this proposal and the adoption of the Plan unless otherwise instructed by the stockholder.

The Board of Directors unanimously recommends that you vote “FOR” Proposal 3 relating to the adoption of the 2017 Incentive Plan.

ITEM NO. 4

NON-BINDING VOTE ON COMPENSATION

OF NAMED EXECUTIVE OFFICERS

(SAY-ON-PAY)

In accordance with Section 14A of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the Company’s stockholders are entitled to vote at the Annual Meeting to approve the compensation of the Company’s named executive officers, commonly known as a “Say on Pay” proposal. The stockholder vote on executive compensation is an advisory vote only, and it is not binding on the Company or the Company’s Board of Directors or the Compensation Committee of the Board.

Although the vote is non-binding, the Company’s Board of Directors and the Compensation Committee of the Board value the opinions of the stockholders and will consider the outcome of the vote when making future compensation decisions affecting the Company’s named executive officers. The Company is currently conducting “Say on Pay” advisory votes on an annual basis as approved by the Company’s stockholders at the 2013 Annual Meeting. The next required non-binding vote on the frequency of stockholder votes on the compensation of its executives will be at the Company’s 2019 Annual Meeting.

The primary goal of our executive compensation program is the same as our goal for operating the company – to maximize corporate performance and thereby create value for our stockholders. To achieve this goal we have designed an executive compensation program based on the following principles:

•	Paying for performance – A significant portion of each named executive’s potential cash compensation is made subject to achieving business performance measures.

•	Alignment with the interests of stockholders – Equity awards align our named executives’ financial interests with those of our stockholders by providing value to our executives if the market price of our stock increases.

•	Attracting and retaining top talent – The compensation of our executives must be competitive so that we may attract and retain talented and experienced executives in our industry.

A detailed description of our executive compensation policies and programs is included in the Compensation Discussion and Analysis in this proxy statement beginning on page 21.

The Company’s stockholders are being asked to approve, by non-binding vote, the following resolution at the Annual Meeting of Stockholders:

Resolved, that the compensation paid to the Company’s named executive officers, as disclosed in this Proxy Statement, including the Compensation Discussion and Analysis, compensation tables and narrative discussion is hereby approved.

This vote is not intended to address any specific item of compensation, but rather the overall compensation that is paid to our named executive officers resulting from our compensation objectives, policies and practices as described in this proxy statement.

The Board of Directors unanimously recommends that you vote “FOR” Proposal 4 relating to the non-binding vote on compensation of named executive officers.

BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

To the best of the Company's knowledge, all of the Company's directors, officers and 10% or more stockholders have timely filed with the Securities and Exchange Commission all reports required to be so filed pursuant to Section 16 of the Securities Exchange Act of 1934 for fiscal 2016, except for one Form 4 reporting the grant of restricted stock units to Mr. Glazer that was inadvertently not transmitted until the day following the due date.

BOARD OF DIRECTORS, ITS COMMITTEES, MEETINGS, AND FUNCTIONS

The Board of Directors of the Company currently consists of seven members. There are five independent members on the Board (Edward E. Williams, Richard D. White, George Savitsky, Richard F. Baalmann, Jr. and Walter P. Glazer, Jr.), and two members who currently serve as executive officers of the Company (David L. Fetherman and Patrick J. Griffin).

During 2016, all directors attended 100% of all regular meetings of the Board of Directors and the committees on which they served. The Board of Directors had seven meetings and the independent directors held regular executive sessions in conjunction with four of the Board meetings. The Chairman of the Board, who is an independent director, has been designated a lead or presiding director to chair executive sessions.

Stockholders may communicate directly with the Board of Directors in writing by sending a letter to the Board at: Escalade, Incorporated, 817 Maxwell Avenue, Evansville, Indiana 47711. All communications directed to the Board will be received and processed by the Company’s office of the Chief Financial Officer and will be transmitted to the Chairman of the Audit Committee without any editing or screening by such office.

Board Leadership Structure

The Board has placed responsibilities on the Chairman of the Board separate from President and CEO as it believes this provides better accountability between the Board and the management team. The Board believes it is better to have a separate Chairman, whose responsibility is to lead the Board members as they provide leadership to the executive team. This responsibility includes facilitating communication among the directors; setting the Board meeting agendas in consultation with the President and CEO; and presiding at Board meetings and stockholder meetings. This delineation of duties allows the President and CEO to focus his attention on managing the day-to-day business of the Company. The Board believes this structure provides strong leadership for the Board, while positioning the President and CEO as the leader of the Company in the eyes of customers, employees and stockholders.

Mr. Richard White serves as the Chairman of the Board. Given the small size of the Board, the independent directors have a clear voice and direct access to both the Chairman of the Board and the President and CEO. The independent directors meet in executive session on a regular basis, with the discussions being led by the independent director who raises the specific topic(s) being considered in such executive sessions.

Risk Oversight of the Company

The Audit Committee is primarily responsible for overseeing the Company’s risk management processes on behalf of the full Board by monitoring company processes for management’s identification and control of key business, financial and regulatory risks. The Audit Committee receives a report from management annually regarding the Company’s assessment of risks and meets in executive session with the Chief Financial Officer each quarter. In addition, the Audit Committee reports regularly to the full Board, which also considers the Company’s risk profile. The Audit Committee and the full Board focus on the most significant risks facing the Company and review the Company’s risk appetite. Management is responsible for the day-to-day risk management processes. The Company has structured the reporting relationship through the Chief Financial Officer who reports functionally to the Audit Committee. The Board believes this division of responsibilities is the most effective approach for addressing the risks facing the Company and the Board leadership structure supports this approach.

Code of Ethics

The Board of Directors has adopted the Escalade, Incorporated Code of Business Conduct and Ethics (“Code”) which may be found on the Company’s website at: www.escaladeinc.com/Code_of_Conduct.html. All employees, including executive officers, and directors of the Company are subject to compliance with the Code.

Committees

The Company has two standing committees, each composed entirely of independent directors. As discussed above, the Board of Directors has no nominating committee. Current committee assignments are detailed in the following table.

Name	Audit Committee	Compensation Committee
Edward E. Williams	Member(1)	Chairman
George Savitsky	Chairman(1)	Member
Richard D. White		Member
Richard F. Baalmann, Jr.	Member(1)	Member
Walter P. Glazer, Jr.	Member(1)

(1)	Determined by the Board to be audit committee financial experts.

Audit Committee

The Audit Committee as a whole held four meetings in 2016. The Committee met with the independent auditors and management at the four meetings to review the interim financial information contained in each quarterly earnings announcement and the annual results. The main functions performed by the Audit Committee are to (1) review with the independent auditors their observations on internal controls of the Company and the competency of financial accounting personnel, (2) review with the chief financial officer and independent auditors, the accounting for specific items or transactions as well as alternative accounting treatments and their effects on earnings, (3) engage the firm of independent certified public accountants to be hired by the Company and review that firm’s independence, and (4) approve all audit and non-audit services performed by the Company’s independent auditors. The Board of Directors has adopted a written charter for the Audit Committee which can be found on the Company’s website at: www.escaladeinc.com/Audit_Committee_Charter.pdf.

Compensation Committee

The Compensation Committee held four meetings in 2016 and held several informal sessions to review salaries and compensation levels within the Company. The Compensation Committee is also responsible for awards of stock options and restricted stock units. The Board of Directors has adopted a written charter for the Compensation Committee which can be found on the Company’s website at: www.escaladeinc.com/Compensation_Committee_Charter.pdf.

Director Compensation

During 2016, each non-employee director of Escalade, Incorporated received an annual retainer of $36,000. The Chairman of the Board received an additional annual fee of $45,000. Each member of the Audit Committee received an additional annual fee of $5,000, except for the Audit Committee Chairman who received $15,000. Each member of the Compensation Committee received an additional annual fee of $3,000, except for the Compensation Committee Chairman who received $15,000 and except for the Chairman of the Board who receives no additional compensation for his service on the Compensation Committee. Independent directors receive an additional fee of $1,000 per board meeting attended in excess of eight meetings per year. Members of the Audit Committee and Compensation Committee receive additional fees of $1,000 per committee meeting attended in excess of six and four meetings, respectively. From time to time, a committee may request that a director who is not a member of that committee participate in additional meetings held for special purposes. Under these circumstances the non-committee member director is compensated similarly to the committee member directors. Each non-employee board member received 2,650 restricted stock units in 2016. Directors are reimbursed for their reasonable out-of-pocket expenses incurred in connection with attendance at Board and committee meetings.

Under the terms of the Escalade, Incorporated 2007 Incentive Plan, directors can elect to receive some or all of the fees earned in shares of the Company’s common stock. In 2016, there were 13,112 shares of common stock issued pursuant to the plan. In 2016, directors Glazer and Williams opted to receive 100% of the fees they were entitled to in the form of common stock. Directors White and Baalmann received a combination of cash and common stock. Director Savitsky received his fees in cash.

2016 Director Compensation

The following table summarizes the compensation earned by or awarded to each director who served on the Board of Directors during 2016. Compensation for Mr. Fetherman and Mr. Griffin is reflected in the “Executive Compensation - Summary Compensation Table.”

Name	Fees Earned or Paid in Cash ($)(1)	Equity Awards ($) (2)(3)	All Other Compensation ($)	Total ($)

Richard D. White	81,000	33,152	0	114,152
George Savitsky	54,000	33,152	0	87,152
Edward E. Williams	56,000	33,152	0	89,152
Richard F. Baalmann, Jr.	46,000	33,152	0	79,152
Walter P. Glazer, Jr.	43,000	33,152	0	76,152

(1)	This column includes the fair value of common stock issued in lieu of cash compensation pursuant to the Escalade, Incorporated 2007 Incentive Plan. For Director Savitsky, all fees were paid in cash. For Director Glazer and Director Williams, all fees were paid in shares of common stock. For Director White, $40,500 was paid in cash, and $40,500 was paid in shares of common stock. For Director Baalmann, $41,400 was paid in cash, and $4,600 was paid in shares of common stock. Director Glazer and Director Baalmann each received fees of $2,000 for participation in a special audit subcommittee.
(2)	The amount recorded in this column is the compensation cost of restricted stock units granted by the Company during the fiscal year under ASC Topic 718, Stock Compensation. The fair value of each grant is estimated on the date of grant using the closing price of the Company’s common stock on the date of grant.
(3)	As of December 31, 2016, each of the independent directors had 3,650 restricted stock units outstanding and each of Messrs. Savitsky, Williams, and Baalmann had 5,000 stock options outstanding.

2017 Director Compensation

In 2017, the Compensation Committee reviewed the compensation of the non-employee directors and recommended the annual retainer be set at $39,000 and the annual fee for the Chairman of the Board be set at $50,000 effective at the Annual Meeting. Each non-employee board member will receive 2,850 restricted stock unit grants in 2017 as compared to the 2,650 in 2016. The restricted stock units granted vest over two years (one-half one year from grant date and one-half two years from grant date), provided that the director is still with the Company. All other elements of compensation for the non-employee directors remain the same as in 2016.

REPORT OF THE AUDIT COMMITTEE

In accordance with its written charter as adopted by the Board of Directors (“Board”), the Audit Committee of the Board (“Committee”) assists the Board in fulfilling its responsibility for oversight of the quality and integrity of the accounting, auditing and financial reporting practices of Escalade. All of the Committee members are independent directors as defined under NASDAQ rules. During fiscal year 2016, the Committee met four times to discuss the interim financial information contained in each quarterly earnings announcement and the annual results with the Chief Financial Officer and independent auditors prior to public release.

In discharging its oversight responsibility as to the audit process, the Committee obtained from the independent auditors a formal written statement describing all relationships between the auditors and the Company that might bear on the auditors’ independence as required by the applicable requirements of the Public Company Accounting Oversight Board regarding BKD, LLP’s communications with the Audit Committee concerning independence, discussed with the auditors any relationships that may impact their objectivity and independence and satisfied itself as to the auditors’ independence. The Audit Committee also discussed and considered whether the provision of non-audit services by the Company’s auditors is consistent with the auditors’ independence. The Audit Committee has determined that the provisions of such services are consistent with the auditors’ independence. The Committee also discussed with management, and the independent auditors the quality and adequacy of Escalade’s internal controls. The Committee reviewed with the independent auditors their audit plan, audit scope and identification of audit risks.

The Committee discussed and reviewed with the independent auditors all communications required by auditing standards generally accepted in the United States of America, including those described in Auditing Standard No. 1301, as amended, “Communications with Audit Committees,” and, as adopted by the Public Company Accounting Oversight Board with and without management present, discussed and reviewed the results of the independent auditors’ examination of the financial statements.

The Committee reviewed the audited financial statements of Escalade as of and for the year ended December 31, 2016, with management and the independent auditors. Management has the responsibility for the preparation of financial statements and the independent auditors have the responsibility for the examination of those statements.

Based on the above-mentioned review and discussions with management and the independent auditors, the Committee recommended to the Board that Escalade’s audited financial statements be included in its Annual Report on Form 10-K for the year ended December 31, 2016, for filing with the Securities and Exchange Commission.

George Savitsky, Chairman Walter P. Glazer, Jr. Edward E. Williams Richard F. Baalmann, Jr.

REPORT OF THE COMPENSATION COMMITTEE

The Compensation Committee has reviewed and discussed with the Company’s management the Compensation Discussion and Analysis (“CD&A”) as well as the accompanying tables set forth below. Based on that discussion, the Committee recommended to the Board of Directors that the CD&A be included in this proxy statement and incorporated into the Company’s Annual Report on Form 10-K for the Company’s fiscal year ended December 31, 2016.

Edward E. Williams, Chairman	Richard F. Baalmann, Jr.	George Savitsky	Richard D. White

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

In 2016, all members of the Compensation Committee were independent directors and served the full year. No other director or executive officer of the Company serves on any board of directors or compensation committee of any entity that compensates any of Messrs. Williams, Baalmann, Savitsky, and White.

COMPENSATION DISCUSSION AND ANALYSIS (CD&A)

Compensation Philosophy

The Company’s philosophy in setting compensation policies for its named executive officers is to align pay with performance, while at the same time providing competitive compensation that allows the Company to retain and attract executive talent. The Compensation Committee, composed entirely of independent directors, establishes, approves and evaluates the Company’s compensation policies applicable to the named executive officers.

Throughout this proxy statement, all references to the “named executive officers” means David L. Fetherman, Stephen R. Wawrin and Patrick J. Griffin, the individuals identified under “EXECUTIVE COMPENSATION – Summary Compensation Table.” In 2016, Mr. Fetherman served as the Company’s Chief Executive Officer and President, Mr. Wawrin served as the Company’s Chief Financial Officer and Vice President Finance, and Mr. Griffin served as Vice President, Corporate Development and Investor Relations.

The Compensation Committee strongly believes that executive compensation should be directly linked to continuous improvements in corporate performance and increases in stockholder value. Consequently the Compensation Committee has adopted the following guidelines for use in evaluating executive compensation:

•	Provide a competitive total compensation package that enables the Company to attract and retain key executive talent;
•	Align all pay programs with the Company’s annual and long-term business strategies and objectives; and
•	Provide a mix of base and performance-leveraged variable compensation that directly links executive compensation to the performance of the Company and stockholder return.

Compensation Program; Mix of Pay Components

Consistent with the above philosophy, the Compensation Committee currently utilizes the following components of compensation for the Company’s named executive officers:

•	Base salary;
•	Annual incentive cash bonuses;
•	Long-term equity incentives, historically in the form of stock options and/or restricted stock units; and
•	Health, welfare and other benefits

Executive compensation is based on a pay-for-performance philosophy. Consequently, a significant portion of annual and long-term compensation for the named executive officers is at-risk. This provides additional upside potential and downside risk for the Company’s named executive officers, including the Chief Executive Officer and Chief Financial Officer, recognizing that the individuals serving in these roles have greater influence on the performance of the Company.

To ensure that the Company’s incentive programs for its executives do not provide incentives to take excessive risks that could have a material adverse impact on the Company, the Board of Directors adopted a Policy for Recovery of Incentive Compensation in February, 2014. Pursuant to the claw back rights established by that policy, the Company’s Compensation Committee has the right to recover from any director or officer receiving incentive based compensation in excess of what would have been awarded or paid in certain events to the extent legally possible. If the Company’s financial statements are required to be restated due to material noncompliance with any financial reporting requirement under the federal securities laws (other than a restatement due to a change in accounting rules) and such restatement results in a restatement of the performance measures material to the award or that the Committee determines would have merited a lower payment based upon the restated financial results, then the Committee will recover the excess amount. The Committee also has the right to recover incentive based compensation from any director or officer who engaged in misconduct while serving in such role. Misconduct includes: convictions or indictments for any felony or misdemeanor under the federal securities laws or involving moral turpitude; any fraud, embezzlement, theft, dishonesty, willful misconduct or gross negligence causing material harm to the Company; and any willful breach of the person’s duties or responsibilities or of any willful violation of Company policies or procedures that result in material harm to the Company. These claw back rights apply to the three year period preceding the Board’s or Committee’s conclusion that a restatement of financial statements is required or the three year period prior to the date of the misconduct. Each director and officer who receives incentive based compensation is required to certify in writing that he or she agrees to comply with the Company’s claw back policy.

Other than employees working under a collective bargaining agreement, all employees of the Company, including the named executive officers, are employed at will.

The Role of the Compensation Committee and Method of Determining Amount of Total Compensation

The Compensation Committee is responsible for the approval and administration of compensation programs for the named executive officers. The Committee focuses on the attraction and retention of key executives and, when making decisions, considers the Company’s compensation philosophy, the achievement of business goals set by the Company, the competitive environment in which the Company competes for talent, how the Company is positioned for the future, and recommendations made by the Company’s Chairman and Chief Executive Officer. While the Committee primarily focuses on compensation for the named executive officers, the Committee also reviews the compensation of certain other key employees, such as the subsidiary and division heads, and the appropriateness and fairness of the allocation of annual incentive compensation among the participants in such plans at the subsidiary level.

For 2016, the Committee reviewed all compensation components for the Company’s named executive officers and together with the Board of Directors, reviewed and evaluated the level of performance of the Company and of each executive officer, including the Chief Executive Officer and Chief Financial Officer, in order to determine current and future appropriate compensation levels. In addition, the Committee conducted an annual review of the Company’s compensation philosophy to ensure that it remains appropriate given the Company’s strategic objectives.

Role of Executive Officers in Compensation Decisions

Consistent with the Committee’s past practices, Mr. Fetherman, as the Company’s Chief Executive Officer, will make recommendations regarding the compensation for the Company’s Chief Financial Officer and the Vice President, Corporate Development and Investor Relations, but will not make recommendations for himself. Although the Committee considers recommendations by Mr. Fetherman, the Committee retains full discretion to set all compensation for the Company’s named executive officers.

Base Salary

The Compensation Committee seeks to compensate the named executive officers competitively within the industry while at the same time designing compensation components that base a significant portion of total compensation on performance. In general, base salary levels are set at the beginning of each year at levels believed by the Compensation Committee to be sufficient to attract and retain qualified executives when considered with the other components of the Company's compensation structure. In establishing the base salaries, consideration is given to local market wage rates, cost of living adjustments, performance of the Company and the individual, and other factors, including any changes in level of responsibility. The Compensation Committee also subjectively reviews the individual performance of each named executive officer, based on the performance of the Company and the individual’s level of contribution towards that performance.

Accordingly, for fiscal 2016 the Compensation Committee established base salaries for the Company’s key executives with the intent to motivate performance by providing significant upside potential through incentive compensation and less on guaranteed compensation in the form of salaries. The Compensation Committee does not target any specific benchmark for base salary levels for its key executives compared to comparable companies within the Company’s industries. The Compensation Committee considered the scope of and accountability associated with each executive officer’s position in addition to such factors as the performance and experience of each executive officer when setting base salary levels for fiscal 2016.

On December 7, 2015, Mr. Fetherman was appointed Escalade’s Chief Executive Officer and the Compensation Committee determined that his base salary would be $275,000 for the fiscal year 2016. In 2016, the Compensation Committee determined that base salaries for Mr. Wawrin, the Company’s Chief Financial Officer and Mr. Griffin, Vice President, Corporate Development and Investor Relations, would increase to $200,000 and $150,000, respectively.

For 2017, the Compensation Committee has determined that base salaries for Mr. Fetherman, Mr. Wawrin and Mr. Griffin will increase to $300,000, $212,000 and $154,500 respectively.

Annual Cash Incentive Bonus

The Compensation Committee has established a profit incentive plan that provides for the payment of cash bonuses if certain performance targets are achieved. Under the plan, the Compensation Committee establishes target performance levels early in each fiscal year, subject to potential changes that the Committee may determine appropriate. In conjunction with the completion of the Company’s annual audited financial statements, the bonus pool is finalized based on actual results achieved relative to the performance levels established by the Committee. Allocation of the bonus pool to individual executive officers is determined by the Compensation Committee based upon quantitative and qualitative assessments of the overall Company’s performance relative to the stated objectives, the Company’s strategic position, and the individual executive officer’s performance. There are no pre-defined formulas for allocating the bonus pool to any of the Company’s executive officers, and the Company’s claw back policy applies to all awards to officers under this plan.

For 2016, the business results exceeded the minimum threshold for generating a bonus pool. The Compensation Committee evaluated financial, strategic and operational objectives and accomplishments for Mr. Fetherman and approved a performance bonus of $254,600. After consultation with Mr. Fetherman, the Compensation Committee evaluated financial, strategic and operational objectives and accomplishments for the Chief Financial Officer and the Vice President, Corporate Development and Investor Relations. The Committee approved a performance bonus of $120,000 for Mr. Wawrin and $70,000 for Mr. Griffin.

Long Term Equity Incentives

Each year, the Compensation Committee determines the amount and character of any long term equity incentive grants to the Company’s executive officers and other eligible employees. The Committee considers equity grants to be an effective incentive to encourage stock ownership by officers and key employees increasing their proprietary interest in the success of the Company, while at the same time discouraging excessive risk through the implementation of the Company’s claw back policy. At the 2007 Annual Meeting, stockholders approved the Escalade, Incorporated 2007 Incentive Plan (“2007 Incentive Plan”) which provides a broader array of long-term incentive awards for grant to the Company’s employees, including the Chief Executive Officer and Chief Financial Officer. Accordingly, in February 2016, the Compensation Committee approved restricted stock units for Mr. Fetherman, Mr. Wawrin, and Mr. Griffin as part of the Compensation Committee’s annual consideration of appropriate incentive equity awards. The Company granted, as of February 26, 2016, 6,800 restricted stock units to Mr. Fetherman, 4,100 restricted stock units to Mr. Wawrin, and 1,700 restricted stock units to Mr. Griffin. These restricted stock units granted vest over four years (one-third two years from grant date, one-third three years from grant date and one-third four years from grant date) provided that the named executive is still employed by the Company and that the performance criteria related to the market price of the Company’s stock is satisfied. The criteria is for any 30 consecutive trading days on the NASDAQ Stock Market (or such other principal securities exchange on which the Company’s shares of common stock are then traded) during the period beginning on the grant date and ending on the fourth anniversary thereof, the cumulative average Volume Weighted Average Price per share is at least 15% higher than the closing price per share on the grant date plus any incremental dividends paid above the then quarterly dividend rate of $0.11 per share by the Company during such four year period. The Compensation Committee also granted Mr. Fetherman 20,000 stock options as of February 26, 2016, which options will vest over five years (one-third three years from the grant date, one-third four years from the grant date and one-third five years from grant date) and will expire on February 26, 2022. Consistent with the above performance criteria, the stock options have an exercise price of $14.39, which is 15% higher than the closing price of a share of Escalade common stock on the grant date.

In March 2017, the Compensation Committee approved restricted stock units for Mr. Fetherman, Mr. Wawrin, and Mr. Griffin as part of the Compensation Committee’s annual consideration of appropriate incentive equity awards. The Company granted, as of March 2, 2017, 7,000 restricted stock units to Mr. Fetherman, 4,100 restricted stock units to Mr. Wawrin, and 1,700 restricted stock units to Mr. Griffin. These restricted stock units granted vest over four years (one-third two years from grant date, one-third three years from grant date and one-third four years from grant date) provided that the named executive is still employed by the Company and that the performance criteria related to the market price of the Company’s stock is satisfied. The criteria is for any 30 consecutive trading days on the NASDAQ Stock Market (or such other principal securities exchange on which the Company’s shares of common stock are then traded) during the period beginning on the grant date and ending on the fourth anniversary thereof, the cumulative average Volume Weighted Average Price per share is at least 15% higher than the closing price per share on the grant date plus any incremental dividends paid above the current quarterly dividend rate of $0.115 per share by the Company during such four year period.

Health, Welfare and Other Benefits

The Company provides medical, life, 401(k) plan and similar benefits to all of its salaried employees, including the named executive officers. In addition, Mr. Griffin received in 2016 and 2014 tax equalization reimbursements related to his employment with the company in Germany through August 2012. None of these benefits discriminate in scope, terms or operation in favor of the named executive officers.

Tax and Accounting Considerations

As necessary, the Compensation Committee reviews accounting and tax laws, rules and regulations that may affect the Company’s compensation plans. However, tax and accounting considerations have not significantly impacted the compensation programs offered to the Company’s executives. Section 162(m) of the Internal Revenue Code generally provides that certain compensation in excess of $1 million per year paid to a company’s chief executive officer and any of its four other highest paid executive officers is not deductible by a company unless the compensation qualifies for an exception. Based on the Compensation Committee’s past compensation practices, the Committee does not currently believe that Section 162 (m) will adversely affect the Company's ability to obtain a tax deduction for compensation paid to its named executive officers.

EXECUTIVE OFFICERS OF THE REGISTRANT

The table presented below lists the names and ages of all of the current executive officers of the Company indicating all positions and offices held by each such person as of the date of this proxy statement.

Name	Age as of March 15, 2017	Offices and Positions Held	First Elected as an Executive Officer

David L. Fetherman	58	CEO and President	12/2015

Stephen R. Wawrin	43	V.P. Finance, CFO & Secretary	12/2014

Patrick J. Griffin	47	V.P., Corporate Development & Investor Relations	02/2011

Mr. Fetherman joined the Company as Vice President of Sales and Marketing of Escalade’s Sporting Goods business in 2007. Since 2012, Mr. Fetherman has served as President of Escalade Sports. Prior to that, he served as Vice President of Sales and Marketing of WM Barr from 1997 to 2007. Effective December 7, 2015, Mr. Fetherman was appointed the Company’s President and Chief Executive Officer.

Mr. Wawrin joined the Company as Corporate Controller in April 2005. Since 2008, Mr. Wawrin has served as Vice President –Finance and Administration for Escalade’s Sporting Goods business. Prior to that, he practiced public accounting with BKD, LLP (1999–2005) in the Evansville area. Effective as of the first day of the Company’s 2015 fiscal year, Mr. Wawrin was promoted to become the Company’s Chief Financial Officer, Vice President Finance, and Secretary.

Mr. Griffin joined the Company in 2002. He was also employed with the Company from 1993 – 1995. Since 2002, Mr. Griffin has advanced in the organization, serving in successive product management roles at Escalade Sports until 2006, when he became Vice President Sales and Marketing for Martin Yale International. He was named President of Martin Yale Group in 2009. In August 2012, he accepted the position of Vice President, Corporate Development and Investor Relations of the Company.

All such persons have been elected to serve until the next annual election of officers, or until their earlier resignation or removal.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth information regarding compensation of the named executive officers of the Company for 2016, 2015 and 2014:

Name and Principal Position	Year	Salary ($)	Cash Bonus ($)	Stock Awards ($)	Option Awards ($)	Restricted Stock Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)	(k)

David L. Fetherman	2016	275,000	-	-	50,356	72,012	254,600	-	14,245	666,213
President & Chief	2015	189,226	-	-	-	90,804	220,000	-	11,702	511,732
Executive Officer

Stephen R. Wawrin	2016	200,000	-	-	-	43,419	120,000	-	12,768	376,187
Chief Financial Officer,	2015	160,000	-	-	-	40,467	120,000	-	10,435	330,902
Vice President Finance and Secretary

Patrick J. Griffin	2016	150,000	-	-	-	18,003	70,000	-	92,457	330,460
Vice President,	2015	129,500	-	-	-	12,502	70,000	-	8,570	220,572
Corporate Development & Investor Relations	2014	126,500	-	-	-	13,113	70,000	-	180,633	390,246

Column (c) - Salary

Amounts recorded in this column reflect the annual salary paid during the year noted in column (b).

Column (d) – Cash Bonuses

Amounts recorded in this column reflect cash bonuses paid in addition to amounts paid in connection with the annual cash incentive program noted in column (h).

Column (e) – Stock Awards

Amounts recorded in this column reflect shares of stock paid as compensation.

Column (f) – Option Awards

The amount recorded in this column is the compensation cost granted by the Company during the fiscal year indicated in column (b) under ASC Topic 718, Stock Compensation. The fair value of each grant is estimated on the date of grant using the Black-Scholes option-pricing model with the following assumptions for the years indicated:

	2016	2015	2014
Risk-free interest rate	1.055%	--	--
Dividend yield	2.728%	--	--
Expected volatility	35.60%	--	--
Weighted average-fair value per share	$2.52	--	--

Column (g) – Restricted Stock Awards

The amount recorded in this column is the compensation cost granted by the Company during the fiscal year indicated in column (b) under ASC Topic 718, Stock Compensation. The fair value of each grant is estimated on the date of grant using Monte Carlo techniques where vesting is dependent on market conditions and on the closing price of the Company’s common stock on the date of grant if vesting is based solely on time. The fair value of restricted stock units granted is detailed below for the years associated with the costs recorded in the table:

	2016	2015	2014
Weighted average market closing price on date of grant for restricted stock units where vesting is time based.	--	--	--
Weighted average fair market value of restricted stock units where vesting is contingent on market factors	$10.59	$13.16	$10.49

Column (h) – Non-Equity Incentive Plan Compensation

See “CD&A – Annual Cash Incentive Bonus” on page 23 for a description of the Incentive Compensation Plan. Amounts shown for 2014 were paid to the named executive officers in March, 2015. Amounts shown for 2015 were paid to the named executive officers in March, 2016. Amounts shown for 2016 were paid to the named executive officers in February, 2017.

Column (i) - Change in Pension Value and Nonqualified Deferred Compensation Earnings

See “Nonqualified Deferred Compensation” on page 28.

Column (j) – All Other Compensation

All other compensation includes the following:

Name	401(k) Matching Contribution	Life Insurance and Supplemental Long Term Disability	German Tax Equalization	Total All Other Compensation

2016
David L. Fetherman	13,278	967	--	14,245
Stephen R. Wawrin	12,064	704	--	12,768
Patrick J. Griffin	8,357	528	83,572	92,457

2015
David L. Fetherman	11,044	658	--	11,702
Stephen R. Wawrin	9,860	575	--	10,435
Patrick J. Griffin	8,100	470	--	8,570

2014
Patrick J. Griffin	7,632	445	172,556	180,633

Grants of Plan Based Awards

The following table sets forth certain information concerning grants of plan-based awards to each of our named executive officers during 2016. Actual cash incentive awards are disclosed under column (h) of the Summary Compensation Table, page 26. The material terms of these awards and the material plan provisions relevant to these awards are described in the footnotes to the table below.

Name	Grant Date	All Other Stock Awards: Number of Shares of Stock or Units (#) (1)	Grant Date Fair Value of Stock Awards ($) (2)	Grant Date Fair Value of Option Awards ($) (3)

David L. Fetherman	02/26/16	26,800	$72,012	$50,356
Stephen R. Wawrin	02/26/16	4,100	$43,419	--
Patrick J. Griffin	02/26/16	1,700	$18,003	--

(1)	The amounts disclosed in this column represent stock awards, stock compensation, and Restricted Stock Units (“RSU”) issued under the Escalade, Incorporated 2007 Incentive Plan.
(2)	The amounts disclosed in this column are calculated based on the provision of ASC Topic 718 Stock Compensation. The fair value of each grant is estimated on the date of grant using the using Monte Carlo technique.
(3)	The amounts disclosed in this column are calculated based on the provision of ASC Topic 718 Stock Compensation. The fair value of each grant is estimated on the date of grant using the Black-Scholes option-pricing model.

Outstanding Equity Awards at Fiscal Year End

The following table outlines outstanding long-term equity-based incentive compensation awards for the Company’s named executive officers as of December 31, 2016.

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (# ) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($/Share) (1)	Option Expiration Date	Number of Shares or Units of Stock that Have Not Vested (#)	Market Value of Shares or Units of Stock that Have Not Vested ($) (2)
David L. Fetherman	-	4,000	(3)	$5.85	3/01/2018	-	-
	-	20,000	(4)	$14.39	2/26/2022	-	-
						19,700	260,040

Stephen R. Wawrin	3,500	-		$5.28	3/02/2017	-	-
	2,000	1,000	(3)	$5.85	3/01/2018	-	-
						8,508	112,306

Patrick J. Griffin	-	1,000	(3)	$5.85	3/01/2018	-	-
						3,483	45,976

(1)	The option exercise price is equal to the closing market price on the date the options were granted.
(2)	The amounts set forth in this column equal the number of unvested restricted stock units multiplied by the closing market price of the underlying common stock ($13.20) on December 31, 2016.
(3)	Options granted were to vest 25% per year for four years, beginning March 1, 2014.
(4)	Options granted were to vest 33.3% per year for three years, beginning February 26, 2019.

Option Exercises and Stock Vested

The following table shows all stock options exercised and the value realized upon exercise as well as number of shares acquired on vesting and value realized upon vesting by the named executive officers during 2016:

	Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($) (1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($) (2)

David L. Fetherman	9,750	$58,268	3,000	$37,800
Stephen R. Wawrin	1,500	9,795	667	8,404
Patrick J. Griffin	11,000	65,720	417	5,254

(1)	Value realized reflects the market price of common stock on date of exercise, less the option exercise price.
(2)	Value realized reflects the market price of common stock on date of vesting.

Nonqualified Deferred Compensation

The Company does not currently maintain any nonqualified deferred compensation plans.

Potential Payments upon Termination or Change in Control

Mr. Fetherman has an agreement with the Company which provides that if the Company would terminate Mr. Fetherman’s employment without cause, or if Mr. Fetherman would resign for good reason, then Mr. Fetherman would receive a payment equal to one year of his base salary. The Company also would be obligated to pay Mr. Fetherman a proportionate amount of any incentive compensation payable to Mr. Fetherman for the year in which such severance occurred, determined at the end of such year if the incentive criteria are achieved. Other than the agreement with Mr. Fetherman and other than benefits that are generally available to all other salaried employees of the Company, the named executive officers have no agreements that would provide them with any cash payments upon termination of employment with the Company.

Upon a change in control of the Company, as defined in the Escalade, Incorporated 2007 Incentive Plan (approved by the Company’s stockholders at the 2007 annual meeting), the vesting of all outstanding, unvested stock options and restricted stock unit awards would be accelerated if not assumed or substituted for by the resulting company. This is true for all stock option recipients, not just the named executive officers. Based upon the closing stock price of the Company’s common stock as of December 31, 2016 ($13.20), Mr. Fetherman, Mr. Wawrin, and Mr. Griffin would potentially receive value for unvested stock options and awards of approximately $462,422. Mr. Fetherman’s options and awards have a value of $289,440, Mr. Wawrin’s options and awards have a value of $119,656, and Mr. Griffin’s options and awards have a value of $53,326. All options expire on or before February 26, 2022. The potential value of unexercised stock options is computed as the difference between the exercise price and the closing stock price multiplied by the number of shares. Options with exercise prices higher than the closing market price are not included in the calculation. The potential value of unvested stock awards is computed as the closing stock price multiplied by the number of shares.

INDEPENDENT PUBLIC ACCOUNTING FIRM

The independent public accounting firm of BKD, LLP (the “Auditors”) was engaged by the Company’s Audit Committee to audit the Company’s consolidated financial statements for the year ended December 31, 2016. BKD, LLP has served as independent auditors for the Company since 1977. Audit services performed by BKD, LLP during the fiscal year most recently completed included examinations of the financial statements of the Company, services related to filings with the Securities and Exchange Commission and consultations on matters related to accounting. Representatives of BKD, LLP are expected to be present at the 2017 Annual Meeting and will have the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

PRINCIPAL ACCOUNTING FIRM FEES

The following table sets forth the aggregate fees billed to Escalade, Incorporated for the fiscal years ended December 31, 2016 and December 26, 2015 by the Company’s principal accounting firm, BKD, LLP.

	2016	2015
Audit Fees	$312,632	$324,083
Audit-Related Fees	9,000	9,000
Tax Fees	--	--
All Other Fees	--	--
Total	$321,632	$333,083

Audit Fees. Fees for audit services consist of:

•	Audit of the Company’s annual financial statements.
•	Audit services associated with Rule 404 of the Sarbanes-Oxley Act of 2002, which requires the independent registered accounting firm to audit Management’s evaluation of internal controls over financial reporting as of the end of the fiscal year. The auditor’s unqualified opinion is contained in the 2016 Annual Report.
•	Reviews of the Company’s quarterly financial statements.
•	Statutory and regulatory audits, consents and other services related to SEC matters.

Audit-Related Fees. Fees for audit-related services consist of financial accounting and reporting consultation. The Company has not employed BKD, LLP for any audit-related services in 2016 or 2015 other than for the audit of the Company’s 401(k) Plan.

Tax Fees. Fees for tax services consist of professional services rendered by BKD, LLP related to corporate income tax return preparation, compliance and advice. The Company does not employ BKD, LLP to perform tax compliance services.

The Audit Committee is responsible for pre-approving all auditing services and permitted non-audit services to be performed by its independent auditors, except as described below. Pre-approval shall not be required for the provision of non-audit services if (1) the aggregate amount of all such non-audit services constitute no more than 5% of the total amount of revenues paid by the Company to the auditors during the fiscal year in which the non-audit services are provided, (2) such services were not recognized by the Company at the time of engagement to be non-audit services, and (3) such services are promptly brought to the attention of the Audit Committee and approved prior to the completion of the audit. No services were provided by BKD, LLP pursuant to these exceptions.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

The Audit Committee of the Board of Directors is charged with the responsibility to review and pre-approve all related party or affiliate transactions between the Company and its directors, executive officers, employees and/or their affiliates or in which any such persons directly or indirectly is interested or may benefit. The Company currently has no agreements, arrangements, transaction or similar relationship with any of its directors or executive officers.

OTHER SECURITIES FILINGS

The information contained in this Proxy Statement under the headings "Report of Compensation Committee” and “Report of the Audit Committee” are not, and should not be deemed to be, incorporated by reference into any prior filings by the Company under the Securities Act of 1933 or the Securities Exchange Act of 1934 that purport to incorporate future filings or portions thereof by reference (including this proxy statement).

STOCKHOLDER PROPOSALS FOR THE 2018 ANNUAL MEETING

In order to be included in the Company’s proxy materials for the 2018 Annual Meeting of Stockholders, a stockholder proposal must be in writing and received by the Company’s Secretary at the principal executive offices in Evansville, Indiana by the close of business on November 28, 2017. Submission of a proposal before the deadline does not guarantee its inclusion in the proxy materials.

Under the Company’s Bylaws, director nominations and other business may be brought at an annual meeting of stockholders only by or at the direction of the Board of Directors or by a stockholder entitled to vote who has submitted a proposal in accordance with the requirements of the Company’s Bylaws as in effect from time to time. To be timely under the Bylaws as now in effect, a stockholder notice must be delivered or mailed to the Secretary at the principal executive offices not less than ninety (90) days prior to the first anniversary of the preceding year’s annual meeting of stockholders. Stockholder proposals for the 2018 Annual Meeting must be received by February 16, 2018. However, in the event that the date of the annual meeting is advanced more than thirty (30) days prior to such anniversary date or delayed more than sixty (60) days after such anniversary date, then to be timely such notice must be received no later than the later of ninety (90) days prior to the date of the meeting or the tenth day following the day on which public announcement of the date of the meeting was made. Please refer to the full text of the Company’s advance notice Bylaw provisions for additional information and requirements.

OTHER BUSINESS

The Company is not aware of any matters that will be presented at the 2017 Annual Meeting other than the election of directors, ratification of auditors, approval, by non-binding vote, of the compensation of the Company’s named executive officers and approval of the Escalade, Incorporated 2017 Incentive Plan. No other matters have been presented to the Company in accordance with the Company’s Bylaws. However, if any other proposal that requires a vote would be properly presented at the 2017 Annual Meeting, the persons named in the Company’s proxy for the 2017 Annual Meeting will be allowed to exercise their discretionary authority to vote upon such proposal without the matter having been discussed in this proxy statement. Only such proposals as are (1) required by Securities and Exchange Commission Rules, and are (2) permissible stockholder motions under the General Corporation Law of the State of Indiana and the Company’s Bylaws will be included on the Company’s annual meeting docket. If any matters properly come before the 2017 Annual Meeting, it is intended that the persons named in the accompanying Proxy will vote thereon according to their best judgment and interest of the Company.

By order of the Board of Directors

/s/ Stephen R. Wawrin

VP Finance, CFO & Secretary

Annex 1

ESCALADE, INCORPORATED

2017 INCENTIVE PLAN

Escalade, Incorporated (the “Company”), an Indiana corporation, hereby establishes and adopts the following 2017 Incentive Plan (the “Plan”). If approved by the Company’s stockholders (the “Effective Date”), the Plan will replace the Company’s 2007 Incentive Plan and no new awards will be made under the 2007 Incentive Plan. Awards made under the 2007 Incentive Plan prior to the Effective Date will continue to be governed by the terms of the 2007 Incentive Plan.

1.	PURPOSE OF THE PLAN

The purpose of the Plan is to assist the Company and its Subsidiaries in attracting and retaining selected individuals to serve as employees, directors, consultants and/or advisors of the Company and its Subsidiaries who are expected to contribute to the Company's success and to achieve long-term objectives which will inure to the benefit of all stockholders of the Company through the additional incentives inherent in the Awards hereunder.

2.	DEFINITIONS

2.1.       “Award” shall mean any Option, Stock Appreciation Right, Restricted Stock Award, Other Stock Unit Award, Performance Award or any other right, interest or option relating to Shares or other property (including cash) granted pursuant to the provisions of the Plan.

2.2.       “Award Agreement” shall mean any written agreement, contract or other instrument or document evidencing any Award hereunder, including through an electronic medium.

2.3.       “Board” shall mean the board of directors of the Company.

2.4.       “Code” shall mean the Internal Revenue Code of 1986, as amended from time to time.

2.5.       “Committee” shall mean the Compensation Committee of the Board or a subcommittee thereof formed by the Compensation Committee to act as the Committee hereunder. The Committee shall consist of no fewer than two Directors, each of whom is (i) a “Non-Employee Director” within the meaning of Rule 16b-3 of the Exchange Act, (ii) an “outside director” within the meaning of Section 162(m) of the Code, and (iii) an “independent director” for purpose of the rules and regulations of the NASDAQ Stock Market (or such other principal securities exchange on which the Shares are traded).

2.6.       “Covered Employee” shall mean an employee of the Company or its subsidiaries who is a “covered employee” within the meaning of Section 162(m) of the Code.

2.7.       “Director” shall mean a non-employee member of the Board.

2.8.       “Disability” shall mean that the Participant is unable to engage in substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than 12 months. The Committee may require such proof of Disability as the Committee in its sole and absolute discretion deems appropriate and the Committee's determination as to whether the Participant is disabled shall be final and binding on all parties concerned.

2.9.       “Dividend Equivalents” shall have the meaning set forth in Section 12.5.

2.10.       “Employee” shall mean any employee of the Company or any Subsidiary and any prospective employee conditioned upon, and effective not earlier than, such person becoming an employee of the Company or any Subsidiary. Solely for purposes of the Plan, an Employee shall also mean any consultant or advisor who is a natural person and who provides services to the Company or any Subsidiary, so long as such person (i) renders bona fide services that are not in connection with the offer and sale of the Company's securities in a capital-raising transaction and (ii) does not directly or indirectly promote or maintain a market for the Company's securities.

2.11.       “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

2.12.       “Fair Market Value” shall mean, with respect to any property other than Shares, the market value of such property determined by such methods or procedures as shall be established from time to time by the Committee. The Fair Market Value of Shares as of any date shall be the per Share closing price of the Shares as reported on the NASDAQ Stock Market on that date (or if there were no reported prices on such date, on the next following date on which the prices are reported) or, if the Company is not then listed on the NASDAQ Stock Market, on such other principal securities exchange on which the Shares are traded, and if the Company is not listed on any securities exchange, the Fair Market Value of Shares shall be determined by the Committee in its sole discretion using appropriate criteria.

2.13.       “Limitations” shall have the meaning set forth in Section 10.5.

2.14.       “Option” shall mean any right granted to a Participant under the Plan allowing such Participant to purchase Shares at such price or prices and during such period or periods as the Committee shall determine.

2.15.       “Other Share-Based Award” shall have the meaning set forth in Section 8.1.

2.16.       “Participant” shall mean an Employee or Director who is selected by the Committee to receive an Award under the Plan.

2.17.       “Payee” shall have the meaning set forth in Section 13.1.

2.18.       “Performance Award” shall mean any Award of Performance Cash, Performance Shares or Performance Units granted pursuant to Article 9.

2.19.       “Performance Cash” shall mean any cash incentives granted pursuant to Article 9 which will be paid to the Participant upon the achievement of such performance goals as the Committee shall establish.

2.20.       “Performance Period” shall mean the period established by the Committee during which any performance goals specified by the Committee with respect to such Award are to be measured.

2.21.       “Performance Share” shall mean any grant pursuant to Article 9 of a unit valued by reference to a designated number of Shares, which value will be paid to the Participant upon achievement of such performance goals as the Committee shall establish.

2.22.       “Performance Unit” shall mean any grant pursuant to Section 9 of a unit valued by reference to a designated amount of property other than Shares (or cash), which value will be paid to the Participant upon achievement of such performance goals during the Performance Period as the Committee shall establish.

2.23.       “Permitted Assignee” shall have the meaning set forth in Section 12.3.

2.24.       “Prior Plan” shall mean the Company’s 2007 Incentive Plan.

2.25.       “Restricted Stock” shall mean any Share issued with the restriction that the holder may not sell, transfer, pledge or assign such Share and with such other restrictions as the Committee, in its sole discretion, may impose (including any restriction on the right to vote such Share and the right to receive any dividends or Dividend Equivalents), which restrictions may lapse separately or in combination at such time or times, in installments or otherwise, as the Committee may deem appropriate.

2.26.       “Restricted Stock Award” shall have the meaning set forth in Section 7.1.

2.27.       “Restricted Stock Unit” means an Award that is valued by reference to a Share, which value may be paid to the Participant by delivery of such property as the Committee shall determine, including without limitation, cash or Shares, or any combination thereof, and that has such restrictions as the Committee, in its sole discretion, may impose, including without limitation, any restriction on the right to retain such Awards, to sell, transfer, pledge or assign such Awards, and/or to receive any dividends or Dividend Equivalents with respect to such Awards, which restrictions may lapse separately or in combination at such time or times, in installments or otherwise, as the Committee may deem appropriate,

2.28.       “Restricted Stock Unit Award” shall have the meaning set forth in Section 7.1

2.29.       “Shares” shall mean the shares of common stock of the Company, no par value per share.

2.30.       “Stock Appreciation Right” shall mean the right granted to a Participant pursuant to Section 6.

2.31.       “Subsidiary” shall mean any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if, at the relevant time each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in the chain.

2.32.       Substitute Awards” shall mean Awards granted or Shares issued by the Company in assumption of, or in substitution or exchange for, awards previously granted, or the right or obligation to make future awards, in each case by a company acquired by the Company or any Subsidiary or with which the Company or any Subsidiary combines.

2.33.       “Vesting Minimum Period” shall mean a vesting period of not less than one year.

3.	SHARES SUBJECT TO THE PLAN

3.1       Number of Shares. (a) Subject to the terms of, and to adjustment as provided in this Section 3.1 and Section 12.2, the number of Shares that may be issued under the Plan is 1,500,000. Of the Shares available for issuance under the Plan, no more than 90% may be available for Awards granted in any form provided for under the Plan other than Options or Stock Appreciation Rights.

(b)       If any Shares subject to an outstanding Award made under the Plan on or after the Effective Date, or subject to an award under the Prior Plan outstanding as of the Effective Date, are forfeited, expire or otherwise terminate without issuance of such Shares, such Shares shall, to the extent of such forfeiture, expiration, termination, or non-issuance, again be available for issuance under the Plan.

(c)       In the event that (i) any Option or other Award granted hereunder is exercised through the tendering of Shares (either actually or by attestation), by the withholding of Shares by the Company, or payable or settled in cash or that otherwise does not result in the issuance of Shares upon exercise, or (ii) withholding tax liabilities arising from such Option or other Award are satisfied by the tendering of Shares (either actually or by attestation) or by the withholding of Shares by the Company, then the Shares so tendered or withheld shall not be available for issuance under the Plan.

(d)       Shares reacquired by the Company in the open market using the proceeds of amounts received upon the exercise of Options or other awards under the Plan shall not again be available for any Awards under the Plan.

(e)       Substitute Awards shall not reduce the Shares authorized for grant under the Plan or authorized for grant to a Participant in any calendar year. Additionally, in the event that a company acquired by the Company or any Subsidiary or with which the Company or any Subsidiary combines has shares available under a pre-existing plan approved by shareholders and not adopted in contemplation of such acquisition or combination, the shares available for grant pursuant to the terms of such pre-existing plan (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio or formula used in such acquisition or combination to determine the consideration payable to the holders of common stock of the entities party to such acquisition or combination) may be used for Awards under the Plan and shall not reduce the Shares authorized for grant under the Plan; provided that Awards using such available shares shall not be made after the date awards or grants could have been made under the terms of the pre-existing plan, absent the acquisition or combination, and shall only be made to individuals who were not Employees or Directors of the Company prior to such acquisition or combination.

3.2.       Character of Shares. Any Shares issued hereunder may consist, in whole or in part, of authorized and unissued shares, treasury shares or shares purchased in the open market or otherwise.

4.	ELIGIBILITY AND ADMINISTRATION

4.1.       Eligibility. Any Employee or Director shall be eligible to be selected as a Participant.

4.2.       Administration. (a) The Plan shall be administered by the Committee. The Committee shall have full power and authority, subject to and not inconsistent with the provisions of the Plan and subject to such orders or resolutions not inconsistent with the provisions of the Plan as may from time to time be adopted by the Board, to: (i) select the Employees and Directors to whom Awards may from time to time be granted hereunder; (ii) determine the type or types of Awards to be granted to each Participant hereunder; (iii) determine the number of Shares to be covered by each Award granted hereunder; (iv) determine the terms and conditions of any Award granted hereunder; (v) determine whether, to what extent and under what circumstances Awards may be settled in cash, Shares or other property; (vi) determine whether, to what extent, and under what circumstances cash, Shares, other property and other amounts payable with respect to an Award made under the Plan shall be deferred either automatically or at the election of the Participant; (vii) determine whether, to what extent and under what circumstances any Award shall be canceled or suspended; (viii) interpret and administer the Plan and any instrument or agreement entered into under or in connection with the Plan, including any Award Agreement; (ix) correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award in the manner and to the extent that the Committee shall deem desirable to carry it into effect; (x) establish such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; (xi) determine whether any Award will be entitled to dividends or Dividend Equivalents; and (xii) make any other determination and take any other action that the Committee deems necessary or desirable for administration of the Plan. Notwithstanding any provision of the Plan that may be construed to the contrary, the Committee (A) shall not accelerate the vesting of an Award except in the case of a Participant’s death or Disability, the occurrence of a Change in Control, or as otherwise required by the Company’s contractual obligations entered into prior to the Effective Date, and (B) shall not grant any Award unless such Award upon grant requires at least the Vesting Minimum Period, provided, however, the Committee may grant Awards that do not satisfy the Vesting Minimum Period relating to an aggregate of five percent (5%) or less of the aggregate number of Shares authorized for issuance under the Plan (which limitation shall be subject to adjustment as provided in Section 12.2) or that are granted to Directors who elect to receive Shares in lieu of cash compensation otherwise payable to Directors.

(b)       Decisions of the Committee shall be final, conclusive and binding on all persons or entities, including the Company, any Participant, and any Subsidiary. A majority of the members of the Committee may determine its actions, including fixing the time and place of its meetings.

(c)       To the extent not inconsistent with applicable law, including Section 162(m) of the Code, or the rules and regulations of the NASDAQ Stock Market (or such other principal securities exchange on which the Shares are traded), the Committee may delegate to (i) a committee of one or more Directors of the Company any of the authority of the Committee under the Plan, including the right to grant, cancel or suspend Awards and (ii) to the extent permitted by law, to one or more executive officers or a committee of executive officers the right to grant Awards to Employees who are not Directors or executive officers of the Company and the authority to take action on behalf of the Committee pursuant to the Plan to cancel or suspend Awards to Employees who are not Directors or executive officers of the Company.

5.	OPTIONS

5.1.       Grant of Options. Options may be granted hereunder to Participants either alone or in addition to other Awards granted under the Plan. Any Option shall be subject to the terms and conditions of this Article and to such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall deem desirable.

5.2.       Award Agreements. All Options granted pursuant to this Article shall be evidenced by a written Award Agreement in such form and containing such terms and conditions as the Committee shall determine which are not inconsistent with the provisions of the Plan. The terms of Options need not be the same with respect to each Participant. Granting an Option pursuant to the Plan shall impose no obligation on the recipient to exercise such Option. Any individual who is granted an Option pursuant to this Article may hold more than one Option granted pursuant to the Plan at the same time.

5.3.       Option Price. Other than in connection with Substitute Awards, the option price per each Share purchasable under any Option granted pursuant to this Article shall not be less than 100% of the Fair Market Value of one Share on the date of grant of such Option. Other than pursuant to Section 12.2, the Committee shall not without the approval of the Company’s stockholders (a) lower the option price per Share of an Option after it is granted, (b) cancel an Option in exchange for cash or another Award (other than in connection with Substitute Awards), and (c) take any other action with respect to an Option that would be treated as a repricing under the rules and regulations of the principal securities exchange on which the Shares are traded.

5.4.       Option Term. The term of each Option shall be fixed by the Committee in its sole discretion; provided that no Option shall be exercisable after the expiration of ten (10) years from the date the Option is granted, except in the event of death or Disability.

5.5.       Exercise of Options. (a) Vested Options granted under the Plan shall be exercised by the Participant or by a Permitted Assignee thereof (or by the Participant’s executors, administrators, guardian or legal representative, as may be provided in an Award Agreement) as to all or part of the Shares covered thereby, by giving notice of exercise to the Company or its designated agent, specifying the number of Shares to be purchased. The notice of exercise shall be in such form, made in such manner, and in compliance with such other requirements consistent with the provisions of the Plan as the Committee may prescribe from time to time.

(b)       Unless otherwise provided in an Award Agreement, full payment of such purchase price shall be made at the time of exercise and shall be made (i) in cash or cash equivalents (including certified check or bank check or wire transfer of immediately available funds), (ii) by tendering previously acquired Shares (either actually or by attestation, valued at their then Fair Market Value), (iii) with the consent of the Committee, by delivery of other consideration (including, where permitted by law and the Committee, other Awards) having a Fair Market Value on the exercise date equal to the total purchase price, (iv) with the consent of the Committee, by withholding Shares otherwise issuable in connection with the exercise of the Option, (v) through any other method specified in an Award Agreement, or (vi) any combination of any of the foregoing. The notice of exercise, accompanied by such payment, shall be delivered to the Company at its principal business office or such other office as the Committee may from time to time direct, and shall be in such form, containing such further provisions consistent with the provisions of the Plan, as the Committee may from time to time prescribe. In no event may any Option granted hereunder be exercised for a fraction of a Share. No adjustment shall be made for cash dividends or other rights for which the record date is prior to the date of such issuance.

5.6.       Form of Settlement. In its sole discretion, the Committee may provide that the Shares to be issued upon an Option's exercise shall be in the form of Restricted Stock or other similar securities.

5.7.       Incentive Stock Options. The Committee may grant Options intended to qualify as “incentive stock options” as defined in Section 422 of the Code, to any employee of the Company or any Subsidiary, subject to the requirements of Section 422 of the Code. Solely for purposes of determining whether Shares are available for the grant of “incentive stock options” under the Plan, the maximum aggregate number of Shares that may be issued pursuant to “incentive stock options” granted under the Plan shall be 1,500,000 Shares, subject to adjustments provided in Section 12.2.

6.	STOCK APPRECIATION RIGHTS

6.1.       Grant and Exercise. The Committee may provide Stock Appreciation Rights (a) in conjunction with all or part of any Option granted under the Plan or at any subsequent time during the term of such Option, (b) in conjunction with all or part of any Award (other than an Option) granted under the Plan or at any subsequent time during the term of such Award, or (c) without regard to any Option or other Award in each case upon such terms and conditions as the Committee may establish in its sole discretion.

6.2.       Terms and Conditions. Stock Appreciation Rights shall be subject to such terms and conditions, not inconsistent with the provisions of the Plan, as shall be determined from time to time by the Committee, including the following:

(a)       Upon the exercise of a Stock Appreciation Right, the holder shall have the right to receive the excess of (i) the Fair Market Value of one Share on the date of exercise (or such amount less than such Fair Market Value as the Committee shall so determine at any time during a specified period before the date of exercise) over (ii) the grant price of the right on the date of grant, which, except in the case of Substitute Awards or in connection with an adjustment provided in Section 12.2, shall not be less than the Fair Market Value of one Share on such date of grant of the right.

(b)       Upon the exercise of a Stock Appreciation Right, the Committee shall determine in its sole discretion whether payment shall be made in cash, in whole Shares or other property, or any combination thereof.

(c)       The provisions of Stock Appreciation Rights need not be the same with respect to each recipient.

(d)       The Committee may impose such other conditions or restrictions on the terms of exercise and the grant price of any Stock Appreciation Right, as it shall deem appropriate. A Stock Appreciation Right shall have (i) a grant price not less than Fair Market Value on the date of grant (subject to the requirements of Section 409A of the Code with respect to a Stock Appreciation Right granted in conjunction with, but subsequent to, an Option), and (ii) a term not greater than ten (10) years.

(e)       Without the approval of the Company’s stockholders, other than pursuant to Section 12.2, the Committee shall not (i) reduce the grant price of any Stock Appreciation Right after the date of grant (ii) cancel any Stock Appreciation Right when the grant price per Share exceeds the Fair Market Value of the underlying Shares in exchange for cash or another Award (other than in connection with Substitute Awards), and (iii) take any other action with respect to a Stock Appreciation Right that would be treated as a repricing under the rules and regulations of the principal securities market on which the Shares are traded.

(f)       The Committee may impose such terms and conditions on Stock Appreciation Rights granted in conjunction with any Award (other than an Option) as the Committee shall determine in its sole discretion.

7.	RESTRICTED STOCK AND RESTRICTED STOCK UNITS

7.1.       Grants. Awards of Restricted Stock and of Restricted Stock Units may be issued hereunder to Participants either alone or in addition to other Awards granted under the Plan (a “Restricted Stock Award” or “Restricted Stock Unit Award” respectively), and such Restricted Stock Awards and Restricted Stock Unit Awards shall also be available as a form of payment of Performance Awards and other earned cash-based incentive compensation. A Restricted Stock Award or Restricted Stock Unit Award shall be subject to vesting restrictions imposed by the Committee covering a period of time specified by the Committee, which vesting period shall be equal to or longer than the Vesting Minimum Period except as permitted by Section 4.2. The Committee has absolute discretion to determine whether any consideration (other than services) is to be received by the Company or any Subsidiary as a condition precedent to the issuance of Restricted Stock or Restricted Stock Units.

7.2.       Award Agreements. The terms of any Restricted Stock Award or Restricted Stock Unit Award granted under the Plan shall be set forth in a written Award Agreement which shall contain provisions determined by the Committee and not inconsistent with the Plan. The terms of Restricted Stock Awards and Restricted Stock Unit Awards need not be the same with respect to each Participant

7.3.       Rights of Holders of Restricted Stock and Restricted Stock Units. Unless otherwise provided in the Award Agreement, beginning on the date of grant of the Restricted Stock Award and subject to execution of the Award Agreement, the Participant shall become a shareholder of the Company with respect to all Shares subject to the Award Agreement and shall have all of the rights of a shareholder, including the right to vote such Shares and, to the extent such Restricted Stock Award has vested, the right to receive dividends, Dividend Equivalents, or other distributions made with respect to such Shares. A Participant receiving a Restricted Stock Unit Award shall not possess voting rights with respect to such Award and shall not have the right to receive dividends, Dividend Equivalents, or other distributions made with respect to such Shares except to the extent such Award has vested if permitted by the Committee and specified in the Award Agreement. Except as otherwise provided in an Award Agreement any Shares or any other property (other than cash) distributed as a dividend or otherwise with respect to any Restricted Stock Award or Restricted Stock Unit Award as to which the restrictions have not yet lapsed shall be subject to the same restrictions as such Restricted Stock Award or Restricted Stock Unit Award.

8.	OTHER SHARE-BASED AWARDS

8.1.       Grants. Other Awards of Shares and other Awards that are valued in whole or in part by reference to, or are otherwise based on, Shares or other property (“Other Share-Based Awards”) may be granted hereunder to Participants either alone or in addition to other Awards granted under the Plan. Other Share-Based Awards shall also be available as a form of payment of other Awards granted under the Plan and other earned cash-based incentive compensation. Other Share-Based Awards shall be subject to vesting restrictions imposed by the Committee covering a period of time specified by the Committee, which vesting period shall be equal to or longer than the Vesting Minimum Period except as permitted by Section 4.2.

8.2.       Award Agreements. The terms of Other Share-Based Award granted under the Plan shall be set forth in a written Award Agreement which shall contain provisions determined by the Committee and not inconsistent with the Plan. The terms of such Awards need not be the same with respect to each Participant.

8.3.       Payment. Except as may be provided in an Award Agreement, Other Share-Based Awards may be paid in cash, Shares, other property, or any combination thereof, in the sole discretion of the Committee. Other Share-Based Awards may be paid in a lump sum or in installments or, in accordance with procedures established by the Committee, on a deferred basis subject to the requirements of Section 409A of the Code.

9.	PERFORMANCE AWARDS

9.1.       Grants. Performance Awards in the form of Performance Cash, Performance Shares or Performance Units, as determined by the Committee in its sole discretion, may be granted hereunder to Participants, for no consideration or for such minimum consideration as may be required by applicable law, either alone or in addition to other Awards granted under the Plan. The performance goals to be achieved for each Performance Period shall be conclusively determined by the Committee and may be based upon the criteria set forth in Section 10.2.

9.2.       Award Agreements. The terms of any Performance Award granted under the Plan shall be set forth in a written Award Agreement which shall contain provisions determined by the Committee and not inconsistent with the Plan, including whether such Awards shall have Dividend Equivalents to the extent such Award may have vested. The terms of Performance Awards need not be the same with respect to each Participant.

9.3.       Terms and Conditions. The performance criteria to be achieved during any Performance Period and the length of the Performance Period shall be determined by the Committee upon the grant of each Performance Award. The amount of the Award to be distributed shall be conclusively determined by the Committee.

9.4.       Payment. Except as provided in Article 11 or as may be provided in an Award Agreement, Performance Awards will be distributed only after the end of the relevant Performance Period. Performance Awards may be paid in cash, Shares, other property, or any combination thereof, in the sole discretion of the Committee. Performance Awards may be paid in a lump sum or in installments following the close of the Performance Period or, in accordance with procedures established by the Committee, on a deferred basis subject to the requirements of Section 409A of the Code.

10.	CODE SECTION 162(m) PROVISIONS

10.1.       Covered Employees. Notwithstanding any other provision of the Plan, if the Committee determines at the time a Restricted Stock Award, a Restricted Stock Unit Award, a Performance Award or an Other Share-Based Award is granted to a Participant who is, or is likely to be, as of the end of the tax year in which the Company would claim a tax deduction in connection with such Award, a Covered Employee, then the Committee may provide that this Article 10 is applicable to such Award.

10.2.       Performance Criteria. If the Committee determines that a Restricted Stock Award, a Restricted Stock Unit, a Performance Award or an Other Share-Based Award is intended to be subject to this Article 10, the lapsing of restrictions thereon and the distribution of cash, Shares or other property pursuant thereto, as applicable, shall be subject to the achievement of one or more objective performance goals established by the Committee, which shall be based on the attainment of specified levels of one or any combination of the following: net sales; revenue; revenue growth or product revenue growth; operating income (before or after taxes); pre- or after-tax income (before or after allocation of corporate overhead and bonus); earnings per share; net income (before or after taxes); return on equity; total shareholder return; return on assets or net assets; appreciation in and/or maintenance of the price of the Shares or any other publicly-traded securities of the Company; market share; gross profits; earnings (including earnings before taxes, earnings before interest and taxes, earnings before interest, taxes and amortization, or earnings before interest, taxes, depreciation and amortization); economic value-added models or equivalent metrics; comparisons with various stock market indices; reductions in costs; cash flow or cash flow per share (before or after dividends); return on capital (including return on total capital or return on invested capital); cash flow return on investment; improvement in or attainment of expense levels or working capital levels; operating margins, gross margins or cash margin; year-end cash; debt reductions; shareholder equity; market share; regulatory achievements; and implementation, completion or attainment of measurable objectives with respect to research, development, products or projects, production volume levels, acquisitions and divestitures and recruiting and maintaining personnel. Such performance goals also may be based solely by reference to the Company’s performance or the performance of a Subsidiary, division, business segment or business unit of the Company, or based upon the relative performance of other companies or upon comparisons of any of the indicators of performance relative to other companies. The Committee may also include adjustments to include or exclude the effects of certain events, including without limitation (a) changes in accounting standards or principles, tax law, or other such laws or provisions affecting reported results, significant acquisitions or divestitures, discontinued operations, judgments or settlements relating to litigation, arbitration or other disputed claims, (b) other unusual, infrequently occurring or unplanned items such as restructuring expenses, acquisition or divestiture expenses (including expenses relating to goodwill and other intangible assets), stock offerings, and stock repurchases, (c) an event either not directly related to the operations of the Company or not within the reasonable control of the Company’s management, or (d) the cumulative effects of tax or accounting changes in accordance with U.S. generally accepted accounting principles. Such performance goals shall be set by the Committee within the time period prescribed by, and shall otherwise comply with the requirements of, Section 162(m) of the Code, and the regulations thereunder.

10.3.       Adjustments. Notwithstanding any provision of the Plan (other than Article 11), with respect to any Restricted Stock Award, Restricted Stock Unit Award, Performance Award or Other Share-Based Award that is subject to this Section 10, the Committee may adjust downwards, but not upwards, the amount payable pursuant to such Award, and the Committee may not waive the achievement of the applicable performance goals, except in the case of the death or Disability of the Participant or as otherwise determined by the Committee in special circumstances.

10.4.       Restrictions. The Committee shall have the power to impose such other restrictions on Awards subject to this Article as it may deem necessary or appropriate to ensure that such Awards satisfy all requirements for “performance-based compensation” within the meaning of Section 162(m) of the Code.

10.5.       Limitations on Grants to Individual Participants. Subject to adjustment as provided in Section 12.2, no Participant may be granted (i) Options or Stock Appreciation Rights during any 36-month period with respect to more than 200,000 Shares or (ii) Restricted Stock Awards, Restricted Stock Unit Awards, Performance Awards and/or Other Share-Based Awards in any 36-month period that are intended to comply with the performance-based exception under Code Section 162(m) and are denominated in Shares with respect to more than 200,000 Shares (the “Limitations”). In addition to the foregoing, the maximum dollar value that may be earned by any Participant in any 12-month period with respect to Performance Awards that are intended to comply with the performance-based exception under Code Section 162(m) and are denominated in cash is $2,000,000. If an Award is cancelled, the cancelled Award shall continue to be counted toward the applicable Limitations.

11.	CHANGE IN CONTROL PROVISIONS

11.1.       Impact on Certain Awards. Award Agreements may provide that in the event of a Change in Control of the Company (as defined in Section 11.3): (i) Options and Stock Appreciation Rights outstanding as of the date of the Change in Control shall be cancelled and terminated without payment therefore if the Fair Market Value of one Share as of the date of the Change in Control is less than the per Share Option exercise price or Stock Appreciation Right grant price, and (ii) all Performance Awards shall be considered to be earned and payable to the extent of the greater of (A) a pro rata portion of the target amount of such Performance Award based on the portion of Performance Period completed as of the date of the Change in Control, and (B) as determined by the Committee, the extent to which the performance criteria applicable to such Performance Award have been met during the applicable Performance Period up to and including the effective date of the Change in Control, and any deferral or other restriction shall lapse and such Performance Awards shall be immediately settled or distributed.

11.2.       Assumption or Substitution of Certain Awards. (a) Unless otherwise provided in an Award Agreement, in the event of a Change in Control of the Company in which the successor company assumes or substitutes for an Option, Stock Appreciation Right, Restricted Stock Award, Restricted Stock Unit Award or Other Share-Based Award, if a Participant’s employment with such successor company (or a subsidiary thereof) terminates within 24 months following such Change in Control (or such other period set forth in the Award Agreement, including prior thereto if applicable) and under the circumstances specified in the Award Agreement: (i) Options and Stock Appreciation Rights outstanding as of the date of such termination of employment will immediately vest, become fully exercisable, and may thereafter be exercised for 24 months (or the period of time set forth in the Award Agreement), (ii) restrictions and deferral limitations on Restricted Stock and Restricted Stock Units shall lapse and the Restricted Stock and Restricted Stock Units shall become free of all restrictions and limitations and become fully vested, and (iii) the restrictions and deferral limitations and other conditions applicable to any Other Share-Based Awards or any other Awards shall lapse, and such Other Share-Based Awards or such other Awards shall become free of all restrictions, limitations or conditions and become fully vested and transferable to the full extent of the original grant. For the purposes of this Section 11.1, an Option, Stock Appreciation Right, Restricted Stock Award, Restricted Stock Unit Award or Other Share-Based Award shall be considered assumed or substituted for if following the Change in Control the Award confers the right to purchase or receive, for each Share subject to the Option, Stock Appreciation Right, Restricted Stock Award, Restricted Stock Unit Award or Other Share-Based Award immediately prior to the Change in Control, the consideration (whether stock, cash or other securities or property) received in the transaction constituting a Change in Control by holders of Shares for each Share held on the effective date of such transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares); provided, however, that if such consideration received in the transaction constituting a Change in Control is not solely common stock of the successor company, the Committee may, with the consent of the successor company, provide that the consideration to be received upon the exercise or vesting of an Option, Stock Appreciation Right, Restricted Stock Award, Restricted Stock Unit Award or Other Share-Based Award, for each Share subject thereto, will be solely common stock of the successor company substantially equal in fair market value to the per share consideration received by holders of Shares in the transaction constituting a Change in Control. The determination of such substantial equality of value of consideration shall be made by the Committee in its sole discretion and its determination shall be conclusive and binding.

(b)       Unless otherwise provided in an Award Agreement, in the event of a Change in Control of the Company to the extent the successor company does not assume or substitute for an Option, Stock Appreciation Right, Restricted Stock Award, Restricted Stock Unit Award or Other Share-Based Award: (i) those Options and Stock Appreciation Rights outstanding as of the date of the Change in Control that are not assumed or substituted for shall immediately vest and become fully exercisable, (ii) restrictions and deferral limitations on Restricted Stock and Restricted Stock Units that are not assumed or substituted for shall lapse and the Restricted Stock and Restricted Stock Units shall become free of all restrictions and limitations and become fully vested, and (iii) the restrictions and deferral limitations and other conditions applicable to any Other Share-Based Awards or any other Awards that are not assumed or substituted for shall lapse, and such Other Share-Based Awards or such other Awards shall become free of all restrictions, limitations or conditions and become fully vested and transferable to the full extent of the original grant.

(c)       The Committee, in its discretion, may determine that, upon the occurrence of a Change in Control of the Company, each Option and Stock Appreciation Right outstanding shall terminate within a specified number of days after notice to the Participant, and/or that each Participant shall receive, with respect to each Share subject to such Option or Stock Appreciation Right, an amount equal to the excess of the Fair Market Value of such Share immediately prior to the occurrence of such Change in Control over the exercise price per share of such Option and/or Stock Appreciation Right; such amount to be payable in cash, in one or more kinds of stock or property (including the stock or property, if any, payable in the transaction) or in a combination thereof, as the Committee, in its discretion, shall determine.

11.3.       Change in Control. For purposes of the Plan, unless otherwise provided in an Award Agreement, Change in Control means the occurrence of any one of the following events:

(a)       During any twenty-four (24) month period, individuals who, as of the beginning of such period, constitute the Board (the “Incumbent Directors”) cease for any reason to constitute at least a majority of the Board, provided that any person becoming a director subsequent to the beginning of such period whose election or nomination for election was approved by a vote of at least a majority of the Incumbent Directors then on the Board (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for director, without written objection to such nomination) shall be an Incumbent Director; provided, however, that no individual initially elected or nominated as a director of the Company as a result of an actual or threatened election contest with respect to directors or as a result of any other actual or threatened solicitation of proxies by or on behalf of any person other than the Board shall be deemed to be an Incumbent Director;

(b)       Any “person” (as such term is defined in the Exchange Act and as used in Sections 13(d)(3) and 14(d)(2) of the Exchange Act) is or becomes a “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 40% or more of the combined voting power of the Company’s then outstanding securities eligible to vote for the election of the Board (the “Company Voting Securities”); provided, however, that the event described in this paragraph (b) shall not be deemed to be a Change in Control by virtue of any of the following acquisitions:  (i) by the Company or any subsidiary, (ii) by any employee benefit plan (or related trust) sponsored or maintained by the Company or any subsidiary, (iii) by any underwriter temporarily holding securities pursuant to an offering of such securities, (iv) pursuant to a Non-Qualifying Transaction, as defined in paragraph (c), or (v) by any person of Voting Securities from the Company, if a majority of the Incumbent Board approves in advance the acquisition of beneficial ownership of 40% or more of Company Voting Securities by such person;

(c)       The consummation of a merger, consolidation, statutory share exchange or similar form of corporate transaction involving the Company or any of its subsidiaries that requires the approval of the Company’s stockholders, whether for such transaction or the issuance of securities in the transaction (a “Business Combination”), unless immediately following such Business Combination: (i) at least 60% of the total voting power of (A) the corporation resulting from such Business Combination (the “Surviving Corporation”), or (B) if applicable, the ultimate parent corporation that directly or indirectly has beneficial ownership of 100% of the voting securities eligible to elect directors of the Surviving Corporation (the “Parent Corporation”), is represented by Company Voting Securities that were outstanding immediately prior to such Business Combination (or, if applicable, is represented by shares into which such Company Voting Securities were converted pursuant to such Business Combination), and such voting power among the holders thereof is in substantially the same proportion as the voting power of such Company Voting Securities among the holders thereof immediately prior to the Business Combination, (ii) no person (other than any employee benefit plan (or related trust) sponsored or maintained by the Surviving Corporation or the Parent Corporation), is or becomes the beneficial owner, directly or indirectly, of 40% or more of the total voting power of the outstanding voting securities eligible to elect directors of the Parent Corporation (or, if there is no Parent Corporation, the Surviving Corporation) and (iii) at least a majority of the members of the board of directors of the Parent Corporation (or, if there is no Parent Corporation, the Surviving Corporation) following the consummation of the Business Combination were Incumbent Directors at the time of the Board’s approval of the execution of the initial agreement providing for such Business Combination (any Business Combination which satisfies all of the criteria specified in (i), (ii) and (iii) above shall be deemed to be a “Non-Qualifying Transaction”);

(d)       The stockholders of the Company approve a plan of complete liquidation or dissolution of the Company or the consummation of a sale of all or substantially all of the Company’s assets; or

(e)       The occurrence of any other event that the Board determines by a duly approved resolution constitutes a Change in Control.

Notwithstanding the foregoing, a Change in Control shall not be deemed to occur solely because any person acquires beneficial ownership of more than 40% of the Company Voting Securities as a result of the acquisition of Company Voting Securities by the Company which reduces the number of Company Voting Securities outstanding; provided, that if after such acquisition by the Company such person becomes the beneficial owner of additional Company Voting Securities that increases the percentage of outstanding Company Voting Securities beneficially owned by such person, a Change in Control of the Company shall then occur.

12.	GENERALLY APPLICABLE PROVISIONS

12.1.       Amendment and Termination of the Plan. The Board may, from time to time, alter, amend, suspend or terminate the Plan as it shall deem advisable, subject to any requirement for stockholder approval imposed by applicable law, including the rules and regulations of the principal securities market on which the Shares are traded; provided that the Board may not amend the Plan in any manner that would result in noncompliance with Rule 16b-3 of the Exchange Act; and further provided that the Board may not, without the approval of the Company's stockholders, amend the Plan to (a) increase the number of Shares that may be the subject of Awards under the Plan (except for adjustments pursuant to Section 12.2), (b) expand the types of awards available under the Plan, (c) materially expand the class of persons eligible to participate in the Plan, (d) amend any provision of Section 5.3, (e) increase the maximum permissible term of any Option specified by Section 5.4 or the maximum permissible term of a Stock Appreciation Right specified by Section 6.2(d), or (f) amend any provision of Section 10.5. The Board may not, without the approval of the Company’s shareholders, take any other action with respect to an Option or Stock Appreciation Right that may be treated as a repricing under the rules and regulations of the principal securities market on which the Shares are traded, including a reduction of the exercise price of an Option or the grant price of a Stock Appreciation Right or the exchange of an Option or Stock Appreciation Right for cash or another Award. In addition, no amendments to, or termination of, the Plan shall in any way impair the rights of a Participant under any Award previously granted without such Participant's consent.

12.2.       Adjustments. In the event of any merger, reorganization, consolidation, recapitalization, dividend or distribution (whether in cash, shares or other property, other than a regular cash dividend), stock split, reverse stock split, spin-off or similar transaction or other change in corporate structure affecting the Shares or the value thereof, such adjustments and other substitutions shall be made to the Plan and to Awards as the Committee, in its sole discretion, deems equitable or appropriate taking into consideration the accounting and tax consequences, including such adjustments in the aggregate number, class and kind of securities that may be delivered under the Plan, the Limitations, the maximum number of Shares that may be issued as incentive stock options and, in the aggregate or to any one Participant, in the number, class, kind and option or exercise price of securities subject to outstanding Awards granted under the Plan (including, if the Committee deems appropriate, the substitution of similar options to purchase the shares of, or other awards denominated in the shares of, another company) as the Committee may determine to be appropriate in its sole discretion; provided, however, that the number of Shares subject to any Award shall always be a whole number.

12.3.       Transferability of Awards. Except as provided below, no Award and no Shares subject to Awards described in Article 8 that have not been issued or as to which any applicable restriction, performance or deferral period has not lapsed, may be sold, assigned, transferred, pledged or otherwise encumbered, other than by will or the laws of descent and distribution, and such Award may be exercised during the life of the Participant only by the Participant or the Participant’s guardian or legal representative. To the extent and under such terms and conditions as determined by the Committee, a Participant may assign or transfer an Award (each transferee thereof, a “Permitted Assignee”) to (i) the Participant’s spouse, children or grandchildren (including any adopted and step children or grandchildren), parents, grandparents or siblings, (ii) to a trust for the benefit of one or more if the Participant or the Persons referred to in clause (i), (iii) to a partnership, limited liability company or corporation in which the participant or the Persons referred to in clause (i) are the only partners, members or shareholders or (iv) for charitable donations; provided that such Permitted Assignee shall be bound by and subject to all of the terms and conditions of the Plan and the Award Agreement relating to the transferred Award and shall execute an agreement satisfactory to the Company evidencing such obligations; and provided further that such Participant shall remain bound by the terms and conditions of the Plan. The Company shall cooperate with any Permitted Assignee and the Company’s transfer agent in effectuating any transfer permitted under this Section.

12.4.       Termination of Employment. The Committee shall determine and set forth in each Award Agreement whether any Awards granted in such Award Agreement will continue to be exercisable, and the terms of such exercise, on and after the date that a Participant ceases to be employed by or to provide services to the Company or any Subsidiary (including as a Director), whether by reason of death, Disability, voluntary or involuntary termination of employment or services, or otherwise. The date of termination of a Participant’s employment or services will be determined by the Committee, which determination will be final.

12.5.       Deferral; Dividend Equivalents. The Committee shall be authorized to establish procedures pursuant to which the payment of any Award may be deferred. Subject to the provisions of the Plan and any Award Agreement, the recipient of an Award (including any deferred Award) may, if so determined by the Committee, be entitled to receive, currently or on a deferred basis, cash, stock or other property dividends, or cash payments in amounts equivalent to cash, stock or other property dividends on Shares (“Dividend Equivalents”) with respect to the number of Shares covered by the Award, as determined by the Committee, in its sole discretion. The Committee may provide that such amounts and Dividend Equivalents (if any) shall be deemed to have been reinvested in additional Shares or otherwise reinvested and may provide that such amounts and Dividend Equivalents are subject to the same vesting or performance conditions as the underlying Award.

13.	MISCELLANEOUS

13.1.       Tax Withholding. The Company shall have the right to make all payments or distributions pursuant to the Plan to a Participant (or a Permitted Assignee thereof) (any such person, a “Payee”) net of any applicable federal, state and local taxes required to be paid or withheld as a result of (a) the grant of any Award, (b) the exercise of an Option or Stock Appreciation Right, (c) the delivery of Shares or cash, (d) the lapse of any restrictions in connection with any Award or (e) any other event occurring pursuant to the Plan. The Company or any Subsidiary shall have the right to withhold from wages or other amounts otherwise payable to such Payee such withholding taxes as may be required by law, or to otherwise require the Payee to pay such withholding taxes. If the Payee shall fail to make such tax payments as are required, the Company or its Subsidiaries shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to such Payee or to take such other action as may be necessary to satisfy such withholding obligations. The Committee shall be authorized to establish procedures for election by Participants to satisfy such obligation for the payment of such taxes by tendering previously acquired Shares (either actually or by attestation, valued at their then Fair Market Value), or by directing the Company to retain Shares (up to the Participant’s minimum required tax withholding rate or such other rate that will not trigger a negative accounting impact) otherwise deliverable in connection with the Award.

13.2.       Right of Discharge Reserved; Claims to Awards. Nothing in the Plan nor the grant of an Award hereunder shall confer upon any Employee or Director the right to continue in the employment or service of the Company or any Subsidiary or affect any right that the Company or any Subsidiary may have to terminate the employment or service of (or to demote or to exclude from future Awards under the Plan) any such Employee or Director at any time for any reason. Except as specifically provided by the Committee, the Company shall not be liable for the loss of existing or potential profit from an Award granted in the event of termination of an employment or other relationship. No Employee or Participant shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment of Employees or Participants under the Plan.

13.3.       Prospective Recipient. The prospective recipient of any Award under the Plan shall not, with respect to such Award, be deemed to have become a Participant, or to have any rights with respect to such Award, until and unless such recipient shall have executed an agreement or other instrument evidencing the Award and delivered a copy thereof to the Company, and otherwise complied with the then applicable terms and conditions of the Plan and the Award Agreement.

13.4.       Substitute Awards. Notwithstanding any other provision of the Plan, the terms of Substitute Awards may vary from the terms set forth in the Plan to the extent the Committee deems appropriate to conform, in whole or in part, to the provisions of the awards in substitution for which they are granted.

13.5.       Cancellation of Award. Notwithstanding anything to the contrary contained herein, an Award Agreement may provide that the Award shall be canceled if the Participant, without the consent of the Company, while employed by the Company or any Subsidiary or after termination of such employment or service, establishes a relationship with a competitor of the Company or any Subsidiary or engages in activity that is in conflict with or adverse to the interest of the Company or any Subsidiary, as determined by the Committee in its sole discretion. The Committee may provide in an Award Agreement that if within the time period specified in the Agreement the Participant establishes a relationship with a competitor or engages in an activity referred to in the preceding sentence, the Participant will forfeit any gain realized on the vesting or exercise of the Award and must repay such gain to the Company.

13.6.       Stop Transfer Orders. All certificates for Shares delivered under the Plan pursuant to any Award shall be subject to such stop-transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Shares are then listed, and any applicable federal or state securities law, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

13.7.       Nature of Payments. All Awards made pursuant to the Plan are in consideration of services performed or to be performed for the Company or any Subsidiary, division or business unit of the Company. Any income or gain realized pursuant to Awards under the Plan constitute a special incentive payment to the Participant and shall not be taken into account, to the extent permissible under applicable law, as compensation for purposes of any of the employee benefit plans of the Company or any Subsidiary except as may be determined by the Committee or by the Board or board of directors of the applicable Subsidiary.

13.8.       Other Plans. Nothing contained in the Plan shall prevent the Board from adopting other or additional compensation arrangements, subject to stockholder approval if such approval is required; and such arrangements may be either generally applicable or applicable only in specific cases.

13.9.       Severability. If any provision of the Plan shall be held unlawful or otherwise invalid or unenforceable in whole or in part by a court of competent jurisdiction, such provision shall (a) be deemed limited to the extent that such court of competent jurisdiction deems it lawful, valid and/or enforceable and as so limited shall remain in full force and effect, and (b) not affect any other provision of the Plan or part thereof, each of which shall remain in full force and effect. If the making of any payment or the provision of any other benefit required under the Plan shall be held unlawful or otherwise invalid or unenforceable by a court of competent jurisdiction, such unlawfulness, invalidity or unenforceability shall not prevent any other payment or benefit from being made or provided under the Plan, and if the making of any payment in full or the provision of any other benefit required under the Plan in full would be unlawful or otherwise invalid or unenforceable, then such unlawfulness, invalidity or unenforceability shall not prevent such payment or benefit from being made or provided in part, to the extent that it would not be unlawful, invalid or unenforceable, and the maximum payment or benefit that would not be unlawful, invalid or unenforceable shall be made or provided under the Plan.

13.10.       Construction. As used in the Plan, the words “include” and “including,” and variations thereof, shall not be deemed to be terms of limitation, but rather shall be deemed to be followed by the words “without limitation.”

13.11.       Unfunded Status of the Plan. The Plan is intended to constitute an “unfunded” plan for incentive compensation. With respect to any payments not yet made to a Participant by the Company, nothing contained herein shall give any such Participant any rights that are greater than those of a general creditor of the Company. In its sole discretion, the Committee may authorize the creation of trusts or other arrangements to meet the obligations created under the Plan to deliver the Shares or payments in lieu of or with respect to Awards hereunder; provided, however, that the existence of such trusts or other arrangements is consistent with the unfunded status of the Plan.

13.12.       Governing Law. The Plan and all determinations made and actions taken thereunder, to the extent not otherwise governed by the Code or the laws of the United States, shall be governed by the laws of the State of Indiana, without reference to principles of conflict of laws, and construed accordingly.

13.13.       Effective Date of Plan; Termination of Plan. The Plan shall be effective on the date of the approval of the Plan by the holders of the shares entitled to vote at a duly constituted meeting of the stockholders of the Company. The Plan shall be null and void and of no effect if the foregoing condition is not fulfilled and in such event each Award shall, notwithstanding any of the preceding provisions of the Plan, be null and void and of no effect. Awards may be granted under the Plan at any time and from time to time on or prior to the tenth anniversary of the effective date of the Plan, on which date the Plan will expire except as to Awards then outstanding under the Plan. Such outstanding Awards shall remain in effect until they have been exercised or terminated, or have expired.

13.14.       Foreign Employees. Awards may be granted to Participants who are foreign nationals or employed outside the United States, or both, on such terms and conditions different from those applicable to Awards to Employees employed in the United States as may, in the judgment of the Committee, be necessary or desirable in order to recognize differences in local law or tax policy. The Committee also may impose conditions on the exercise or vesting of Awards in order to minimize the Company's obligation with respect to tax equalization for Employees on assignments outside their home country.

13.15.       Compliance with Section 409A of the Code. The Plan is intended to comply and shall be administered in a manner that is intended to comply with Section 409A of the Code and shall be construed and interpreted in accordance with such intent. To the extent that an Award or the payment, settlement or deferral thereof is subject to Section 409A of the Code, the Award shall be granted, paid, settled or deferred in a manner that will comply with Section 409A of the Code, including regulations or other guidance issued with respect thereto, except as otherwise determined by the Committee. Any provision of the Plan that would cause the grant of an Award or the payment, settlement or deferral thereof to fail to satisfy Section 409A of the Code shall be amended to comply with Section 409A of the Code on a timely basis, which may be made on a retroactive basis, in accordance with regulations and other guidance issued under Section 409A of the Code. Notwithstanding the foregoing, in no event shall the Company be liable for all or any portion of any taxes, penalties, interest, or other expense incurred by a Participant on account of non-compliance with Section 409A of the Code.

13.16.       Captions. The captions in the Plan are for convenience of reference only, and are not intended to narrow, limit or affect the substance or interpretation of the provisions contained herein.

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below. 0 0 0 0 0 0 0 0 0 0 0 0 0 0000314968_1 R1.0.1.15 For Withhold For All All All Except The Board of Directors recommends you vote FOR the following: 1. Election of Directors Nominees 01 George Savitsky 02 Richard D. White 03 Edward E. Williams 04 Richard F. Baalmann, Jr 05 David L. Fetherman 06 Patrick J. Griffin 07 Walter P. Glazer, Jr. ESCALADE, INCORPORATED C/O BROADRIDGE P.O. BOX 1342 BRENTWOOD, NY 11717 VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. The Board of Directors recommends you vote FOR proposals 2, 3 and 4. For Against Abstain 2. Ratify the appointment of BKD, LLP, as the independent registered public accounting firm for Escalade, Incorporated for 2017. 3. To approve the proposal to adopt the Escalade, Incorporated 2017 Incentive Plan, including the issuance of shares of common stock authorized thereunder. 4. To approve, by non-binding vote, the compensation of our named executive officers. NOTE: Such other business as may properly come before the meeting or any adjournment thereof. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer. For address change/comments, mark here. (see reverse for instructions)

0000314968_2 R1.0.1.15 Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Annual Report, Notice & Proxy Statement is/ are available at www.proxyvote.com ESCALADE, INCORPORATED Annual Meeting of Stockholders May 17, 2017 This proxy is solicited by the Board of Directors The undersigned hereby appoints Richard D. White and Edward E. Williams, and each of them, with power to act without the other and with power of substitution, as proxies and attorneys-in-fact and hereby authorizes them to represent and vote, as provided on the other side, all the shares of Escalade, Incorporated Common Stock which the undersigned is entitled to vote and, in their discretion, to vote upon such other business as may properly come before the Annual Meeting of Stockholders of the Company to be held May 17, 2017 or any adjournment thereof, with all powers which the undersigned would possess if present at the Meeting. THIS PROXY CARD, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED. IF NO DIRECTION IS MADE BUT THE CARD IS SIGNED, THIS PROXY CARD WILL BE VOTED FOR THE ELECTION OF ALL NOMINEES UNDER PROPOSAL 1, FOR PROPOSAL 2, FOR PROPOSAL 3, FOR PROPOSAL 4, AND IN THE DISCRETION OF THE PROXIES WITH RESPECT TO SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING. (If you noted any Address Changes and/or Comments above, please mark corresponding box on the reverse side.) Address change/comments: Continued and to be signed on reverse side